424(B)(3)
                                                                      333-124408

American Dental Association
Members Retirement Program


PROSPECTUS DATED MAY 1, 2005
--------------------------------------------------------------------------------

Please read this prospectus and keep it for future reference. It contains important information you should know before participating in the Program or allocating amounts under the contract.


ABOUT THE ADA PROGRAM

The Program provides members of the American Dental Association and their eligible employees several plans for the accumulation of retirement savings on a tax-deferred basis. Through trusts ("trusts") maintained under these plans, you can allocate contributions among the investment options offered under the Program. There are currently thirteen investment options under the Program including: 3-year and 5-year Guaranteed Rate Accounts, and, through the American Dental Association Members Retirement Program contract, ten investment funds and the Money Market Guarantee Account.


WHAT IS THE AMERICAN DENTAL ASSOCIATION MEMBERS RETIREMENT PROGRAM CONTRACT?

The American Dental Association Members Retirement Program contract is a deferred group annuity contract issued by AXA Equitable Life Insurance Company. Contributions to the trusts maintained under the plans will be allocated among our investment funds, the Guaranteed Rate Accounts, and our Money Market Guarantee Account, in accordance with participant instructions.

--------------------------------------------------------------------------------
  Investment options
--------------------------------------------------------------------------------
  Principal Protection
--------------------------------------------------------------------------------
o Money Market Guarantee Account   o Guaranteed Rate Accounts
--------------------------------------------------------------------------------
  Large Company Stocks
--------------------------------------------------------------------------------
o Large Cap Growth Fund            o Equity Index Fund
o Equity Income Fund               o Growth Equity Fund(1)
--------------------------------------------------------------------------------
  Small/Mid Company Stocks
--------------------------------------------------------------------------------
o Small Cap Growth Fund            o Small Cap Value Fund
--------------------------------------------------------------------------------
  International Stocks
--------------------------------------------------------------------------------
o Foreign Fund
--------------------------------------------------------------------------------
  Balanced/Hybrid
--------------------------------------------------------------------------------
o LifeStrategy Income Fund         o LifeStrategy Moderate Growth Fund
--------------------------------------------------------------------------------
  Bond Fund
--------------------------------------------------------------------------------
o U.S. Bond Fund
--------------------------------------------------------------------------------

(1) There is no capitalization constraint on this Fund. The capitalization size of the Fund is driven by stock selection. Currently, the Fund may be considered to be large capitalization.

The Growth Equity Fund is managed by AXA Equitable and Alliance Capital Management L.P. does the day to day management of the Fund.

The Foreign Fund, Equity Index Fund, Equity Income Fund, Large Cap Growth Fund, LifeStrategy Income Fund, LifeStrategy Moderate Growth Fund, Small Cap Growth Fund, Small Cap Value Fund and U.S. Bond Fund, respectively invest in shares of the following mutual funds: Templeton Foreign Fund Advisor Class Z, Vanguard Institutional Index Fund, Putnam Equity Income Fund, Janus Adviser Forty Fund -- Class I, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund, Fidelity Small Cap Stock Fund, Wells Fargo Advantage Small Cap Value Fund Class Z and Western Asset Core Bond Portfolio -- Institutional Class ("Underlying Mutual Funds"). You should also read the prospectuses for the Underlying Mutual Funds, which you have previously received or accompany this Prospectus, and keep them for future reference. You may obtain a copy of any Underlying Mutual Fund prospectus, by writing or calling us toll-free. See "How to reach us" on the back cover.

We have filed registration statements relating to this offering with the Securities and Exchange Commission. A Statement of Additional Information ("SAI"), dated May 1, 2005, which is part of the registration statements, is available free of charge upon request by writing to us or calling us toll-free. The SAI has been incorporated by reference into this prospectus. The table of contents for the SAI and a request form to obtain the SAI appear at the end of this prospectus. You may also obtain a copy of this prospectus and the SAI through the SEC website at www.sec.gov.







THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                      x00902/ADA

Contents of this prospectus
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ADA PROGRAM
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
The Program at a glance -- key features                                      7
Employer choice of retirement plans                                          7
Plan features                                                                7
The Contract at a glance -- key features                                     8

--------------------------------------------------------------------------------
FEE TABLE                                                                    9
--------------------------------------------------------------------------------
Examples                                                                    11
Condensed financial information                                             12
Financial statements of investment funds                                    12

--------------------------------------------------------------------------------
1. PROGRAM INVESTMENT OPTIONS                                               13
--------------------------------------------------------------------------------
Investment options                                                          13
The Equity Funds                                                            13
Additional information about the Equity Funds                               16
The guaranteed options                                                      16

--------------------------------------------------------------------------------
2. HOW WE VALUE YOUR ACCOUNT BALANCE IN THE INVESTMENT FUNDS                18
--------------------------------------------------------------------------------
For amounts in the Equity Funds                                             18
How we determine the unit value                                             18
How we value the assets of the Funds                                        18

--------------------------------------------------------------------------------
3. TRANSFERS AND ACCESS TO YOUR ACCOUNT                                     20
--------------------------------------------------------------------------------
Transfers among investment options                                          20
Disruptive transfer activity                                                20
Our Account Investment Management System (AIMS) and
     our internet website                                                   21
Participant loans                                                           21
Choosing benefit payment options                                            21
Spousal consent                                                             22
Benefits payable after the death of a participant                           22


----------------------
When we use the words "we," "us" and "our," we mean AXA Equitable. Please see the index of key words and phrases ussed in this prospectus. The index will refer you to the page where particular terms are defined or explained.

When we address the reader of this prospectus with words such as "you" and "your," we generally mean the individual participant in one or more of the plans available in the Program unless otherwise explained. For example, "The Program" section of this prospectus is primarily directed at the employer.

"You" and "your" also can refer to the plan participant when the contract owner has instructed us to take participat in plan instructions as the contract owner's instructions under the contracta, for example "Transfers and access to your account."

No person is authorized by AXA Equitable Life Insurance Company to give any information or make any representations other than those contained in this prospectus and the SAI, or in other printed or written materials issued by AXA. You should not rely on any other information or representation.




2  Contents of this prospectus

--------------------------------------------------------------------------------
4. THE PROGRAM                                                              23
--------------------------------------------------------------------------------
Eligible employers                                                          23
Summary of plan choices                                                     23
Getting started                                                             23
How to make Program contributions                                           23
Allocating Program contributions                                            24
Distributions from the investment options                                   24
Rules applicable to participant distributions                               24

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     25
--------------------------------------------------------------------------------
Charges based on amounts invested in the Program                            25
Other expenses borne by the investment funds and underlying
     mutual funds                                                           25
Plan and transaction expenses                                               26
Individual annuity charges                                                  26
Charges for state premium and other applicable taxes                        26
General information on fees and charges                                     26

--------------------------------------------------------------------------------
6. TAX INFORMATION                                                          27
--------------------------------------------------------------------------------
Buying a contract to fund a retirement arrangement                          27
Income taxation of distributions to qualified plan participants             27

--------------------------------------------------------------------------------
7. MORE INFORMATION                                                         29
--------------------------------------------------------------------------------
About program changes or terminations                                       29
IRS disqualification                                                        29
About the separate accounts                                                 29
Changes to certain investment options                                       29
About legal proceedings                                                     29
About our independent registered public accounting firm                     29
Distribution of the contracts                                               30
Reports we provide and available information                                30
Acceptance                                                                  30

--------------------------------------------------------------------------------
APPENDIX
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1

--------------------------------------------------------------------------------
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.


                                                 Page

    ADA Trustees                                    23
    AIMS                                            21
    AXA Equitable                                cover
    beneficiary                                     22
    benefit payment options                         21
    business day                                    21
    contract                                  cover, 8
    contributions                                   23
    disruptive transfer activity                    20
    eligible rollover distributions                 27
    Equity Funds                                    13
    Fair valuation                                  19
    GRAs                                        13, 16
    guaranteed options                              16
    individually designed plan                      23
    IRA                                             27
    internet website                                21
    investment funds                             cover
    investment options                              13
    market timing                                   20
    Master Plan                                     23
    Master Trust                                    23
    Money Market Guarantee Account                  16
    Pooled Trust                                    23
    Program                                         23
    separate accounts                               29
    Underlying Mutual Funds                      cover
    unit value                                      18
    unit                                            18
    Volume Submitter Plan                           23
    Volume Submitter Retirement Trust               23
    3-year GRA                                      16
    5-year GRA                                      16


4  Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

AXA Equitable Life Insurance Company ("AXA Equitable") (previously, The Equitable Life Assurance Society of the United States) is the issuer of the group annuity contract that funds the Program. AXA Equitable also makes forms of plans and trusts available, and offers recordkeeping and participant services to facilitate the operation of the Program.

AXA Equitable is a New York stock life insurance corporation and has been doing business since 1859. We are a wholly-owned subsidiary of AXA Financial, Inc. The sole shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As the sole shareholder, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. No company other than AXA Equitable's related companies, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries manage approximately $598 billion in assets as of December 31, 2004. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

You can reach us as indicated below to obtain:

o Copies of any plans, trusts, adoption agreements, or enrollment or other forms used in the Program.

o Unit values and other account information under your plan,

o Any other information or materials that we provide in connection with the Program.


INFORMATION ON JOINING THE PROGRAM

--------------------------------------------------------------------------------
 BY PHONE:
--------------------------------------------------------------------------------
1-800-523-1125
(Retirement Program Specialists
available weekdays 9am to 5pm
Eastern Time)

--------------------------------------------------------------------------------
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
The ADA Members Retirement Program
c/o AXA Equitable, Box 2011
Secaucus, NJ 07096

--------------------------------------------------------------------------------
 BY REGISTERED, CERTIFIED, OR OVERNIGHT DELIVERY:
--------------------------------------------------------------------------------
The ADA Members Retirement Program
c/o AXA Equitable
200 Plaza Drive, Second Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 BY INTERNET:
--------------------------------------------------------------------------------
The ADA Members Retirement Program Website www.axa-equitable.com/ada, provides information about the Program, as well as several interactive tools and resources that can help answer some of your retirement planning questions. The website also provides an e-mail feature that can be accessed by clicking on either "Contact us" or "Send E-Mail to AXA Equitable."


INFORMATION ONCE YOU JOIN THE PROGRAM

--------------------------------------------------------------------------------
 BY PHONE:
--------------------------------------------------------------------------------
1-800-223-5790 (U.S.) or 1-800-223-5790-0 from France, Israel, Italy, Republic of Korea, Switzerland, and the United Kingdom.
(Account Executives available weekdays 9am to 5pm
Eastern Time)


--------------------------------------------------------------------------------
 TOLL-FREE AIMS FOR AMOUNTS IN THE TRUST:
--------------------------------------------------------------------------------
By calling 1-800-223-5790 or 1-800-223-5790-0 you may, with your assigned personal security code, use our Account Investment Management System ("AIMS") to:

o Transfer assets between investment options and obtain account information.

o Change the allocation of future contributions and maturing guaranteed options.

o Hear investment performance information, including investment fund unit values and current guaranteed option interest rates.

AIMS operates 24 hours a day. You may speak with our Account Executives during regular business hours.

--------------------------------------------------------------------------------
BY INTERNET FOR AMOUNTS IN THE TRUST:
--------------------------------------------------------------------------------
By logging on to www.axa-equitable.com/ada, Participant Log In you may, with your social security number and your personal security code, use the Internet to access certain retirement account information such as:

o Investment performance, current and historical investment fund unit values, and current guaranteed option interest rates.

o Transfer assets between investment options and obtain account balance information

o Change the allocation of future contributions and maturing Guaranteed Rate Accounts.

--------------------------------------------------------------------------------
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
(correspondence): The ADA Members
                     Retirement Program
                     Box 2486 G.P.O.
                     New York, NY 10116

--------------------------------------------------------------------------------
FOR CONTRIBUTION CHECKS ONLY:
--------------------------------------------------------------------------------
The Association Members
Retirement Program
P.O. Box 1599
Newark, NJ 07101-9764

--------------------------------------------------------------------------------
FOR REGISTERED, CERTIFIED, OR OVERNIGHT DELIVERY:
--------------------------------------------------------------------------------
The ADA Members Retirement Program
c/o AXA Equitable
200 Plaza Drive, 2B-55
Secaucus, NJ 07094

--------------------------------------------------------------------------------
BY E-MAIL:
--------------------------------------------------------------------------------
We welcome your comments and questions regarding the ADA Members Retirement Program. If you have a comment or suggestion about the ADA Website we would appreciate hearing from you. Go to www.axa-equitable.com/ada, Participant Services and click on "Contact Us" or click on "email the ADA Members
Retirement Program."

No person is authorized by AXA Equitable Life Insurance Company to give any information or make any representations other than those contained in this prospectus and the SAI, or in the other printed or written material issued by AXA Equitable. You should not rely on any other information or representation.


6  Who is AXA Equitable?

The Program at a glance -- key features

--------------------------------------------------------------------------------

EMPLOYER CHOICE OF RETIREMENT PLANS

Our Master Plan is a defined contribution master plan that can be adopted as a profit-sharing plan (401(k), SIMPLE 401(k) and safe harbor 401(k) features are available) and a defined contribution pension plan, or both. The Program's investment options are the only investment choices under the Master Plan.

Our Volume Submitter Plan is a defined contribution plan that can be adopted as a profit-sharing plan (new comparability or age weighted) with or without 401(k) features. The Program's investment options are the only investment choices under the Volume Submitter Plan.

If you maintain your own individually-designed plan, which invests through our Investment Only arrangement, you may use the investment options in the Program through our Pooled Trust.


PLAN FEATURES


MASTER PLAN:

o Program investment options used as the only investment choices.

o Plan-level and participant-level recordkeeping, benefit payments, tax withholding and reporting provided.

o Use of our Master Trust.

o No minimum amount must be invested.

o 5500 reporting.

o Automatic updates for law changes.


VOLUME SUBMITTER PLAN:

o Program investment options used as the only investment choices.

o Plan-level and participant-level recordkeeping, benefit payments, tax withholding and reporting provided.

o Use of our Volume Submitter Retirement Trust.

o No minimum amount must be invested.

o 5500 reporting.

o Automatic updates for law changes, requires employer adoption.


INVESTMENT ONLY:

o Our Pooled Trust is adopted for investment use only.

o Recordkeeping services provided for plan assets in Pooled Trust.


TAX ADVANTAGES:

o On earnings
  No tax on investment earnings until withdrawn.

o On transfers
  No tax on internal transfers.

ADDITIONAL FEATURES FOR AMOUNTS HELD IN THE TRUSTS:

o Toll-free number available for transfers and account information.

o Internet website access to account information and transactions.

o Participant loans (if elected by your employer; some restrictions apply; not applicable to Investment Only).

o Regular statements of account.

o Retirement Program Specialist and Account Executive support.

o Daily valuation of accounts.


PLAN CHARGES AND EXPENSES:

o Plan and transaction charges vary by type of plan adopted, or by specific transaction.


                                      The Program at a glance -- key features  7

The Contract at a glance -- key features

--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT MANAGEMENT:

These professional investment managers advise or sponsor the ten different Equity Funds:

o Alliance Capital Management L.P.

o AXA Equitable

o Fidelity Management Research Company (FMR Co.)

o Janus Capital Management LLC

o Putnam Investment Management, LLC

o The Vanguard Group

o Templeton Global Advisors Ltd.

o Wells Capital Management, Inc.

o Western Asset Management Company


GUARANTEED OPTIONS:

The three guaranteed options include two Guaranteed Rate Accounts ("GRAs") and a Money Market Guarantee Account (the GRAs are offered by another insurance carrier).


TAX NOTE:

Because you are purchasing an annuity contract to fund a qualified employer sponsored retirement arrangement, you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code (the "Code"). Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information" later in this prospectus).


CONTRACT CHARGES AND EXPENSES:

o Program expense charge assessed against combined value of Program assets in the Trust.

o Investment management and administration fees and other expenses charged on an investment fund-by-fund basis, as applicable.

o Record maintenance and report fee.

o Enrollment fee.

o Investment accounting fee (applicable to GRAs only).

o Annuity administrative fee.

o Indirectly, charges of underlying investment vehicles for investment management, administrative fees, 12b-1 fees and other expenses.

o Redemption charge on redeemed amounts held for less than 90 days (applicable to the Small Cap Growth Fund).

o Redemption charge on redeemed amounts held for 5 days or less (applicable to the Equity Income Fund).


BENEFIT PAYMENT OPTIONS:

o Lump sum.

o Installments on a time certain or dollar certain basis.

o Variety of annuity (fixed or variable) benefit payout options as available under your employer's plan.


8  The Contract at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a variable annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may apply. Charges for certain features shown in the fee table are mutually exclusive.



--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Charge if you purchase a variable annuity payout option     $350
--------------------------------------------------------------------------------
Redemption charge on redeemed amounts held less than a
specified period (as a % of amount redeemed)(1)             2.00%
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the Underlying Mutual Fund or Trust fees and expenses.



Charges we deduct from your investment funds expressed as
an annual percentage of daily net assets
Maximum program expense charge(2)                           0.65%
Maximum program-related administration fee                  0.15%
Maximum program-related other expenses(3)                   0.38%
Program-related investment management fees(4)               0.23%

--------------------------------------------------------------------------------
Charges we deduct from your account value at the end of each calendar quarter
--------------------------------------------------------------------------------
Record maintenance and report fee(5):                       $3.00
--------------------------------------------------------------------------------
Charges we may deduct from your account value
--------------------------------------------------------------------------------
Enrollment fee(6)                                           $25 per participant
--------------------------------------------------------------------------------
Charges we deduct from amounts in the GRAs and the Money Market
Guarantee Account
--------------------------------------------------------------------------------
Investment accounting fee(7)                                0.02%
--------------------------------------------------------------------------------
Maximum program expense charge(2)                           0.65%
--------------------------------------------------------------------------------
(1) The Fidelity Small Cap Stock Fund and the Putnam Equity Income Fund impose a redemption charge when AXA Equitable redeems shares of either Fund in order to effect distributions, withdrawals, or transfers out of the applicable Fund. This redemption charge only applies to redeemed amounts held for less than 90 days (in the case of Fidelity Small Cap Stock Fund) or 5 days or less (in the case of Putnam Equity Income Fund) and will be deducted from the amount redeemed from the participant's account value and remitted to the applicable Fund.

(2) This charge will fluctuate from year to year based on assets in the Trust and the number of plans enrolled in the Program. For the 12 month period beginning May 1, 2005, the total program expense charge currently is 0.635%. This charge is also deducted from amounts in the GRAs and the Money Market Guarantee Account. For a description of how it is calculated for amounts in the investment funds, GRAs and the Money Market Guarantee Account, see "Charges based on amounts in the Program" in "Charges and expenses" later in this prospectus.

(3) These expenses vary by investment fund and will fluctuate from year to year based on actual expenses. See the tables that provide the expenses of each individual investment fund later in this section. The percentage set forth in the table represents the highest other expenses incurred by an investment fund during the fiscal year ended December 31, 2004.


(4) These fees apply only to the Growth Equity fund and will fluctuate from year to year based on assets in each fund. See the tables that provide the expenses of each individual investment fund later in this section.


(5) For Investment Only retirement arrangements, the fee is $1.00 per quarter.

(6) This fee is charged to the employer. If the employer fails to pay this charge, we may deduct it from participant's account value or from subsequent contributions.

(7) We charge an annual investment accounting fee of 0.02% on all amounts of Program assets invested in GRAs only. This fee is reflected in the interest rates credited to the GRAs.

                                                                     Fee table 9

A proportionate share of all fees and expenses paid by an Underlying Mutual Fund that corresponds to any investment fund to which monies are allocated also applies. The table below shows the lowest and highest total operating expenses (as of December 31, 2004) charged by any of the Underlying Mutual Funds that you will pay periodically during the time that you own the Policy.


-------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------
                                                                                      Lowest     Highest
                                                                                      ------     -------
Total Annual Portfolio Operating Expenses for 2004 (expenses that are deducted from Underlying Mutual Fund or Trust assets including management fees, 12b-1
fees, service fees, and/or other expenses)                                             0.05%      1.63%
--------------------------------------------------------------------------------------------------------

The following tables show the operating expenses of each available Underlying Mutual Fund and separate account expenses that are also applicable to certain investment funds. These fees and expenses are reflected in the investment fund net asset value each day. Therefore, they reduce the investment return of a Portfolio and its related investment fund. They do not include other charges which are specific to the various plans, such as enrollment fees or record maintenance and report fees. THE EXPENSES SHOWN FOR THE INVESTMENT FUNDS ARE BASED ON AVERAGE PROGRAM ASSETS IN EACH OF THE INVESTMENT FUNDS DURING THE YEAR ENDED DECEMBER 31, 2004, AND REFLECT APPLICABLE FEES. Actual fees and expenses are likely to fluctuate from year to year.

UNDERLYING MUTUAL FUND OPERATING EXPENSES AND SEPARATE ACCOUNT EXPENSES EXPRESSED AS AN ANNUAL PERCENTAGE OF AVERAGE DAILY NET ASSETS FOR THE FOREIGN, EQUITY INDEX, EQUITY INCOME, LARGE CAP GROWTH, LIFESTRATEGY INCOME, LIFESTRATEGY MODERATE GROWTH, SMALL CAP GROWTH, SMALL CAP VALUE AND U.S. BOND FUNDS.

The Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value and U.S. Bond Funds each invest in shares of an Underlying Mutual Fund. The following table shows, at annual percentage rates, the charges and fees which are deducted from each of these investment funds and the Underlying Mutual Fund. No transaction charges are incurred by the investment funds when shares of the Underlying Mutual Fund are purchased or redeemed, but operating expenses of the Underlying Mutual Funds are indirectly incurred. For a detailed description of charges and expenses incurred by the Underlying Mutual Funds, please see their prospectuses. THE EXPENSES SHOWN FOR THE UNDERLYING MUTUAL FUNDS ARE EXPRESSED AS A PERCENTAGE OF THEIR RESPECTIVE AVERAGE DAILY NET ASSETS.

--------------------------------------------------------------------------------------
                                            Program      Administra-    Investment
                                            Expense         tion        Management
                                            Charge          Fee            Fee
--------------------------------------------------------------------------------------
Foreign Fund                                 0.65%        0.15%(2)         None
Templeton Foreign Fund Advisor Class Z (1)   None          None            0.61%
                                             -----------------------------------
TOTAL                                        0.65%        0.15%(2)        0.61%
--------------------------------------------------------------------------------
Equity Index Fund                            0.65%        0.15%            None
Vanguard Institutional Index Fund (4)        None          None            0.05%
                                             -----------------------------------
TOTAL                                        0.65%        0.15%            0.05%
--------------------------------------------------------------------------------
Equity Income Fund                           0.65%        0.15%(3)         None
Putnam Equity Income Fund (5)                None          None            0.50%
                                             -----------------------------------
TOTAL                                        0.65%        0.15%(3)         0.50%
--------------------------------------------------------------------------------
Large Cap Growth Fund                        0.65%        0.15%(3           None
Janus Adviser Forty Fund -- Class I (6)      None          None            0.64%
                                             -----------------------------------
TOTAL                                        0.65%        0.15%(3)         0.64%
--------------------------------------------------------------------------------
LifeStrategy Income Fund                     0.65%        0.15%            None
Vanguard LifeStrategy Income Fund(7)         None         None             None
                                             -----------------------------------
TOTAL                                        0.65%        0.15%           0.00%
--------------------------------------------------------------------------------
LifeStrategy Moderate Growth Fund            0.65%        0.15%            None
Vanguard LifeStrategy Moderate Growth
Fund(8)                                      None         None             None
                                             -----------------------------------
TOTAL                                        0.65%        0.15%            0.00%
--------------------------------------------------------------------------------
Small Cap Growth Fund                        0.65%        0.15%(11)        None
Fidelity Small Cap Stock Fund (10)           None         None             0.83%
                                             -----------------------------------
TOTAL                                        0.65%        0.15%(11)        0.83%
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                Underlying
                                               Other          Portfolio Fees
                                             Expenses           & Expenses    12b-1 Fee       Total
----------------------------------------------------------------------------------------------------------
Foreign Fund                                   0.12%               --          None           0.92%(2)
Templeton Foreign Fund Advisor Class Z (1)     0.37%               --          None           0.98%
                                              -----------------------------------------------------------
TOTAL                                          0.49%             0.00%         0.00%          1.90%(2)
---------------------------------------------------------------------------------------------------------
Equity Index Fund                              0.14%               --          None           0.94%
Vanguard Institutional Index Fund (4)          0.00%               --          None           0.05%
                                              -----------------------------------------------------------
TOTAL                                          0.14%             0.00%         0.00%          0.99%
---------------------------------------------------------------------------------------------------------
Equity Income Fund                             0.19%               --          None           0.99%(3)
Putnam Equity Income Fund (5)                  0.32%               --          0.25%          1.07%
                                              -----------------------------------------------------------
TOTAL                                          0.51%             0.00%         0.25%          2.06%(3)
---------------------------------------------------------------------------------------------------------
Large Cap Growth Fund                          0.22%               --          None           1.02%(3)
Janus Adviser Forty Fund -- Class I (6)        0.27%(18)           --          0.25%          1.16%
                                               ----------------------------------------------------------
TOTAL                                          0.49%             0.00%         0.25%          2.18%(3)
---------------------------------------------------------------------------------------------------------
LifeStrategy Income Fund                       0.38%               --          None           1.18%
Vanguard LifeStrategy Income Fund(7)           None              0.25%(9)      None           0.25%
                                             ------------------------------------------------------------
TOTAL                                          0.38%             0.25%(9)      0.00%          1.43%
---------------------------------------------------------------------------------------------------------
LifeStrategy Moderate Growth Fund              0.18%               --          None           0.98%
Vanguard LifeStrategy Moderate Growth
Fund(8)                                        None              0.26%(9)      None           0.26%
                                              -----------------------------------------------------------
TOTAL                                          0.18%             0.26%(9)      0.00%          1.24%
---------------------------------------------------------------------------------------------------------
Small Cap Growth Fund                          0.09%               --          None           0.89%
Fidelity Small Cap Stock Fund (10)             0.30%               --          None           1.13%
                                              -----------------------------------------------------------
TOTAL                                          0.39%             0.00%         0.00%          2.02%
---------------------------------------------------------------------------------------------------------

10 Fee table

--------------------------------------------------------------------------------
                                       Program      Administra-    Investment
                                       Expense         tion        Management
                                       Charge          Fee             Fee
--------------------------------------------------------------------------------
Small Cap Value Fund                    0.65%        0.15%(13)     None
Wells Fargo Advantage
Small Cap Value Fund Class Z (12)       None         None          0.83%
                                        ----------------------------------------
TOTAL                                   0.65%        0.15%(13)     0.83%
--------------------------------------------------------------------------------
U.S. Bond Fund                          0.65%        0.15%         None
Western Asset Core Bond
Portfolio -- Institutional Class (15)   None         None          0.42%
                                        ----------------------------------------
TOTAL                                   0.65%        0.15%         0.42%
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                         Underlying
                                           Other       Portfolio Fees
                                         Expenses        & Expenses     12b-1 Fee         Total
---------------------------------------------------------------------------------------------------------
Small Cap Value Fund                      0.22%             --            None           1.02%
Wells Fargo Advantage
Small Cap Value Fund Class Z (12)         0.80%(13)         --            None           1.63%(14)
                                          ---------------------------------------------------------------
TOTAL                                     1.02%(17)       0.00%           0.00%          2.65%
---------------------------------------------------------------------------------------------------------
U.S. Bond Fund                            0.28%             --            None           1.08%
Western Asset Core Bond
Portfolio -- Institutional Class (15)     0.07%             --            None           0.49%(16)
                                          ---------------------------------------------------------------
TOTAL                                     0.35%(17)       0.00%           0.00%          1.57%(16)
---------------------------------------------------------------------------------------------------------

(1)    Source: Templeton Foreign Fund prospectus dated January 1, 2005.

(2) AXA Equitable receives a sub-TA fee of 0.15% from the Templeton Foreign Fund and currently continues to waive the 0.15% administrative fee applicable to the program's Foreign Fund.

(3)    Except for the Vanguard Institutional Index Fund, Vanguard
       LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund, Fidelity Small Cap Stock Fund, Wells Fargo Advantage Small Cap Value Fund Class Z, and Western Asset Core Bond Portfolio -- Institutional Class, the Class A Rule 12b-1 plan for each of the Underlying Mutual Funds is described in each Underlying Mutual Fund's prospectus. The Putnam Equity Income Fund and the Janus Adviser Forty Fund pay AXA Equitable an amount equal to the 0.25% Rule 12b-1 fee for services AXA Equitable performs. AXA Equitable has waived the 0.15% administration fee applicable to respective corresponding investment funds and will use any excess 12b-1 payment from each related Underlying Mutual Fund to defray administrative expenses associated with the Program's operations and to fund Program enhancements. The agreement and waiver are expected to be in effect for an indefinite period, but these arrangements are subject to termination by any party upon notice.

(4)    Source: Vanguard Institutional Index Fund prospectus dated April 29,
       2005.

(5)    Source: Putnam Equity Income Fund prospectus dated March 30, 2005.

(6) Source: Janus Adviser Capital Appreciation Fund prospectus dated September 30, 2004. Effective February 28, 2005, Janus Adviser Capital Appreciation Fund's name changed to Janus Adviser Forty Fund. The Fund continues to be managed with the same investment strategy. Janus Adviser Forty Fund pursues its objective by investing primarily in a core group of 20-40 common stocks selected for their growth potential.

(7)    Source: Vanguard LifeStrategy Income Fund prospectus dated February 25,
       2005.

(8) Source: Vanguard LifeStrategy Moderate Growth Fund prospectus dated February 25, 2005.

(9) Although the LifeStrategy Funds are not expected to incur any net expenses directly, the Funds' shareholders indirectly bear the expenses of the underlying Vanguard funds in which the Fund invests. The Fund's annualized indirect expense ratio, based on its underlying investments, as of October 31, 2004 is shown.

(10)   Source: Fidelity Small Cap Stock Fund prospectus dated June 29,
       2004. A portion of the brokerage commissions that Fund pays may be reimbursed and used to reduce the Fund's expenses. In addition, through an arrangement with the Fund's custodian and transfer agent, credits realized as a result of uninvested cash balances are used to reduce custodian and transfer agent expenses. Including these reductions, the total Fund operating expenses would be 1.08%.

(11) A Plan expense reimbursement fee of up to 0.25% (currently 0.20%) of the average daily net assets of the Program invested in the Fidelity Small Cap Stock Fund (the "Fund") is paid by Fidelity Investments Tax Exempt Services Company ("FITSCo") to AXA Equitable (indirectly through the ADA). AXA Equitable has waived the 0.15% administration fee applicable to the Small Cap Growth Fund and will use the payment from FITSCo to defray administrative expenses associated with the Program's operations and to fund Program enhancements. The agreement and waiver are expected to be in effect for an indefinite period, but these arrangements are subject to termination by either party upon notice.

(12) Source: Wells Fargo Advantage Small Cap Value Fund prospectus dated April 11, 2005.

(13) An administration fee of up to 0.25% of the average daily net assets of the Program invested in the Wells Fargo Advantage Small Cap Value Fund (the "Fund") is paid to AXA Equitable by Wells Fargo Funds Management, LLC; Wells Fargo Funds Management, LLC, in turn, charges the Fund an amount for administrative services, which is included in the "Other Expenses" for the Fund. AXA Equitable has waived the 0.15% administration fee applicable to the Wells Fargo Advantage Small Cap Value Fund and will use the payment from Wells Fargo Funds Management, LLC to defray administrative expenses associated with the Program's operations and to fund Program enhancements. The agreement and waiver are expected to be in effect for an indefinite period, but these arrangements are subject to termination by either party upon notice.

(14) Funds Management has committed through at least April 30, 2007 to waive fees and/or reimburse expenses to the extent necessary to maintain the Fund's Net Annual Fund Operating Expenses shown. Wells Fargo Funds Management, LLC is currently waiving and/or absorbing expenses of 0.27%. With these waivers and absorptions, the expense ratio is 1.36%. We can modify or terminate voluntary waivers and/or absorptions at any time.

(15) Source: Western Asset Core Bond Portfolio -- Institutional Class prospectus dated August 1, 2004.

(16) The manager is contractually obligated to limit Portfolio expenses to 0.50% through August 1, 2005. The total expenses shown do not reflect this limitation.

(17) Includes expenses incurred in connection with the organization of the U.S. Bond Fund and Small Cap Value Fund, which will initially be paid by AXA Equitable and will be reim bursed from the U.S. Bond Fund and Small Cap Value Fund, respectively, over a five year period ending July 2007.

(18) Included in other expenses is an administrative services fee of 0.25% of the average daily net assets of Class I Shares to compensate Janus Services for providing, or arranging for the provision of, recordkeeping, subaccounting and administrative services to retirement or pension plan participants or other underlying investors through institutional channels.


------------------------------------------------------------------------------------------------------------------------------------
Pooled trust operating expenses expressed as an annual percentage of average daily net assets for Growth Equity Fund
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Program-
                           Program                             Investment            related
                           Expense       Administration        Management             Other
 Fund                      Charge            Fee                 Fee                Expenses    12b-1 Fee        Total
------------------------------------------------------------------------------------------------------------------------------------
Growth Equity              0.65%              0.15%             0.23%(1)               0.07%        --            1.10%
------------------------------------------------------------------------------------------------------------------------------------

(1) The actual fee charged is computed using the following investment management fee schedule: 0.29% of the first $100 million of program assets allocated to the investment fund and 0.20% of program assets allocated to the investment fund in excess of $100 million.


EXAMPLES

These examples are intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying fund fees and expenses.


                                                                    Fee table 11

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated and assumes the maximum charges applicable under the contract, including the record maintenance and report fee and the enrollment fee. For purposes of these examples, the program expense charge has been rounded to .65%. Since under the example assumptions no surrender charge or redemption charge would apply in connection with amounts invested in the Funds, the expenses are the same whether or not the participant withdraws amounts held in any of the Funds.

The charges used in the examples are the maximum expenses. The guarantee rate accounts and money market guarantee account are not covered by the fee table and examples. However, the ongoing expenses do apply to the guarantee rate accounts and money market guarantee account. These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.

These examples assume that you invest $10,000 or $1,000, as applicable, in the indicated options under the contract for the time periods shown. The examples also assume that your investment has a 5% return each year and assumes the fees and expenses of each of the available Underlying Mutual Funds in addition to the expenses described above. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

--------------------------------------------------------------------------------------
                                 If you do not surrender your contract at the end of
                                             the applicable time period:
                               -------------------------------------------------------
                               1 year      3 years       5 years        10 years
--------------------------------------------------------------------------------------
Foreign                        $ 229.87     $ 656.45     $ 1,106.75     $ 2,346.03
Equity Index                   $ 137.92     $ 375.49     $   629.81     $ 1,348.08
Equity Income                  $ 245.96     $ 705.06     $ 1,188.33     $ 2,511.54
Large Cap Growth               $ 258.00     $ 741.37     $ 1,249.07     $ 2,633.79
LifeStrategy Income            $ 182.47     $ 512.30     $   863.21     $ 1,842.89
LifeStrategy Moderate Growth   $ 163.26     $ 453.44     $   763.07     $ 1,632.10
Small Cap Growth               $ 241.94     $ 692.93     $ 1,168.00     $ 2,470.43
Small Cap Value                $ 305.07     $ 882.32     $ 1,483.40     $ 3,097.55
U.S. Bond Fund                 $ 196.61     $ 555.45     $   936.37     $ 1,995.45
--------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------
                                     If you annuitize at the end of the applicable
                                                     time period:*
                               ---------------------------------------------------------
                               1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------
Foreign                        $ 579.87     $ 1,006.45     $ 1,456.75     $ 2,696.03
Equity Index                   $ 487.92     $   725.49     $   979.81     $ 1,698.08
Equity Income                  $ 595.96     $ 1,055.06     $ 1,538.33     $ 2,861.54
Large Cap Growth               $ 608.00     $ 1,091.37     $ 1,599.07     $ 2,983.79
LifeStrategy Income            $ 532.47     $   862.30     $ 1,213.21     $ 2,192.89
LifeStrategy Moderate Growth   $ 513.26     $   803.44     $ 1,113.07     $ 1,982.10
Small Cap Growth               $ 591.94     $ 1,042.93     $ 1,518.00     $ 2,820.43
Small Cap Value                $ 655.07     $ 1,232.32     $ 1,833.40     $ 3,447.55
U.S. Bond Fund                 $ 546.61     $   905.45     $ 1,286.37     $ 2,345.45
--------------------------------------------------------------------------------------

POOLED SEPARATE ACCOUNT EXAMPLE:

This example assumes that you invest $1,000 in the indicated options under the contract for the time periods indicated. All other information and assumptions stated above apply. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

------------------------------------------------------------------------------------------------------------------------
                      If you do not surrender your contract at the
                                         end of                         If you annuitize at the end of the applicable
                               the applicable time period:                              time period:*
                     ----------------------------------------------- ---------------------------------------------------
                     1 year     3 years     5 years     10 years      1 year      3 years      5 years      10 years
------------------------------------------------------------------------------------------------------------------------
Growth Equity Fund   $ 47.93     $ 94.61    $ 142.52     $ 268.32    $ 397.93     $ 444.61     $ 492.52     $ 618.32
------------------------------------------------------------------------------------------------------------------------

* Assuming an annuity payout option could be issued. Generally, the minimum amount that can be used to purchase any type of annuity is $5,000 (see "Individual annuity charges" in "Charges and expenses" later in this Prospectus).


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for condensed financial information concerning the Growth Equity Fund, and unit values and number of units outstanding information for the Foreign Fund, Equity Income Fund, Large Cap Growth Fund, Small Cap Growth Fund, Small Cap Value Fund and the U.S. Bond Fund.


FINANCIAL STATEMENTS OF INVESTMENT FUNDS

Each of the investment funds is, or is part of, one of our separate accounts as described in "About the separate accounts" under "More information" later in this prospectus. The financial statements for the Growth Equity Fund (Separate Account No. 4 (Pooled)), Small Cap Growth Fund (Separate Account No. 200), Foreign Fund (Separate Account No. 191) Equity Income Fund, Large Cap Growth Fund, Small Cap Value Fund and U.S. Bond Fund (all Separate Account No. 206) may be found in the SAI for this prospectus.


12 Fee table

1. Program investment options

--------------------------------------------------------------------------------

INVESTMENT OPTIONS

You may choose from thirteen investment options under the Program. These are the ten investment funds we call the "Equity Funds." You can also choose from three guaranteed options: a 3-year Guaranteed Rate Account and a 5-year Guaranteed Rate Account ("GRAs"), and our Money Market Guarantee Account. The Equity Funds and the Money Market Guarantee Account are available under the contract issued by us. The GRAs are available under annuity contracts issued by other major insurance companies. The guaranteed options are referred to in this prospectus solely for the purpose of providing a more complete understanding of how the investment funds operate with other investment options available under the Program.

You should consider the investment objectives, risks and charges and expenses of the Funds carefully before investing. The prospectuses for the underlying mutual funds contain this and other important information about those funds. The prospectuses should be read carefully before investing. In order to obtain copies of Underlying Mutual Fund prospectuses that do not accompany this prospectus, you may call one of our customer service representatives at 1 (800) 223-5790.


THE EQUITY FUNDS

Each Equity Fund has a different investment objective. The Equity Funds try to meet their investment objectives by investing either in a portfolio of securities or by holding mutual fund shares or units in a group trust. We cannot assure you that any of the Equity Funds will meet their investment objectives.


THE GROWTH EQUITY FUND

OBJECTIVE

The Growth Equity Fund seeks to achieve long-term growth of capital by investing in the securities of companies that we believe will share in the growth of the U.S. economy -- and those of other leading industrialized countries -- over a long period.


INVESTMENT MANAGER

We manage the Growth Equity Fund. We currently use the personnel and facilities of Alliance Capital Management L.P. ("Alliance") for portfolio management, securities selection and transaction services. We are the indirect majority-owners of Alliance, a limited partnership. We and Alliance are each registered investment advisers under the Investment Advisers Act of 1940.

Alliance acts as investment adviser to various separate accounts and general accounts of AXA Equitable and other affiliated insurance companies. Alliance also provides investment management and advisory services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations. Alan Levi is primarily responsible for the day-to-day management of the Growth Equity Fund. Mr. Levi has been a portfolio manager at Alliance since 1993. The SAI provides additional information about the portfolio manager's compensation, other accounts managed and ownership of securities of the Fund.

As of December 31, 2004, Alliance had total assets under management of $539 billion. Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.


INVESTMENT STRATEGIES

The Fund maintains its own portfolio of securities. The Growth Equity Fund invests primarily in common stocks. The Fund generally invests in securities of intermediate and large sized companies, but may invest in stocks of companies of any size. At times the Fund may invest its equity holdings in a relatively small number of issuers, provided that no investment when made causes more than 10% of the Growth Equity Fund's assets to be invested in the securities of one issuer.

The Growth Equity Fund also may invest smaller amounts in other equity-type securities, such as convertible preferred stocks or convertible debt instruments. The Fund also may invest in non-equity investments, including non-participating and non-convertible preferred stocks, bonds and debentures. The Fund also may invest up to 15% of its total assets in foreign securities (securities of established foreign companies without substantial business in the United States.)

The Growth Equity Fund may make temporary investments in government obligations, short-term commercial paper and other money market instruments.

A description of the policies and procedures with respect to disclosure of the portfolio securities of the Growth Equity Fund is available in the SAI.


RISKS OF INVESTMENT STRATEGIES

Investing in common stocks and other securities involves the risk that the value of the stocks or securities purchased will fluctuate. These fluctuations could occur for a single company, an industry, a sector of the economy, or the stock market as a whole. These fluctuations could cause the value of the Growth Equity Fund's investments - and, therefore, the value of the Fund's units - to fluctuate, and you could lose money.

Market and financial risks are inherent in any securities investment. By market risks, we mean factors which do not necessarily relate to a particular issuer, but affect the way markets, and securities within those markets, perform. Market risks can be described in terms of volatility, that is, the range and frequency of market value changes. Market risks include such things as changes in interest rates, general economic conditions and investor perceptions regarding the value of debt and equity securities. By financial risks we mean factors associated with a particular issuer which may affect the price of its securities, such as its


                                                  Program investment options  13
competitive posture, its earnings and its ability to meet its debt obligations. Important factors associated with the Growth Equity Fund are discussed below.

In addition to large sized companies, the Growth Equity Fund may invest in securities of medium and small sized companies. The securities of small and medium sized, less mature, lesser known companies involve greater risks than those normally associated with larger, more mature, well-known companies. Therefore, consistent earnings may not be as likely in small companies as in large companies.

The Growth Equity Fund runs a risk of increased and more rapid fluctuations in the value of its investments in securities of small or medium sized companies. This is due to the greater business risks of small size and limited product lines, markets, distribution channels, and financial and managerial resources. Historically, the prices of small (less than $5 billion) and medium (between $5 and $25 billion) capitalization stocks and stocks of recently organized companies have fluctuated more than the larger capitalization stocks and the overall stock market. One reason is that small- and medium-sized companies have a lower degree of liquidity in the markets for their stocks, and greater sensitivity to changing economic conditions.

Finally, concentrating the Growth Equity Fund's equity holdings in the stocks of a few companies also increases the risk of loss because a decline in the value of one of these stocks would have a greater impact on the Fund. As of December 31, 2004, the Fund held 17.48% of its net assets in the stocks of four issuers. See Separate Account No. 4 (Pooled) Statement of Investments and Net Assets in the SAI.

Investing in non-equity securities, such as bonds and debentures, involves the risk that the value of these securities held by the Growth Equity Fund - and, therefore, the value of the Fund's units - will fluctuate with changes in interest rates (interest rate risk) and the perceived ability of the issuer to make interest or principal payments on time (credit risk). Moreover, convertible securities, such as convertible preferred stocks or convertible debt instruments, contain both debt and equity features, and may lose significant value in periods of extreme market volatility.

Investing in securities of foreign companies involves additional risks, including risk of loss from changes in the political or economic climate of the countries in which these companies do business. Foreign currency fluctuations, exchange controls or financial instability could cause the value of the Growth Equity Fund's foreign investments to fluctuate. Additionally, foreign accounting, auditing and disclosure standards may differ from domestic standards, and there may be less regulation in foreign countries of stock exchanges, brokers, banks, and listed companies than in the United States. As a result, the Fund's foreign investments may be less liquid and their prices may be subject to greater fluctuations than comparable investments in securities of U.S. issuers.

PORTFOLIO HOLDINGS POLICY FOR THE GROWTH EQUITY FUND

A description of the policies and procedures with respect to disclosure of the portfolio securities of the Alliance Growth Equity Fund is available in the SAI. Generally, portfolio information is available 15 days after the month end free of charge by calling 1 (866) 642-3127.


14  Program investment options

THE FOREIGN, EQUITY INDEX, EQUITY INCOME, LARGE CAP GROWTH, SMALL CAP GROWTH, SMALL CAP VALUE AND U.S. BOND FUNDS

The Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value and U.S. Bond Funds each invest in shares of an Underlying Mutual Fund. The investment results you will experience in any one of those investment funds will depend on the investment performance of the Underlying Mutual Funds. The table below shows the names of the Underlying Mutual Funds, their investment objectives, and their advisers.

--------------------------------------------------------------------------
                                     Underlying Mutual Fund
 [To be updated by Hon Wong]   -----------------------------------
 Investment Fund                Name
--------------------------------------------------------------------------
Foreign Fund                   Templeton
                               Foreign Fund
--------------------------------------------------------------------------
Equity Index Fund              Vanguard Institutional Index Fund
--------------------------------------------------------------------------
Equity Income Fund             Putnam
                               Equity Income
                               Fund
--------------------------------------------------------------------------
Large Cap Growth Fund          Janus Adviser Forty Fund
--------------------------------------------------------------------------
LifeStrategy Income Fund       Vanguard LifeStrategy Income
                               Fund
--------------------------------------------------------------------------
LifeStrategy Moderate Growth   Vanguard LifeStrategy Moderate
 Fund                          Growth Fund
--------------------------------------------------------------------------
Small Cap                      Fidelity Small
 Growth Fund                   Cap Stock Fund
--------------------------------------------------------------------------
Small Cap Value Fund           Wells Fargo Advantage Small Cap
                               Value Fund
--------------------------------------------------------------------------
U.S. Bond Fund                 Western Asset Core Bond
                               Portfolio --
                               Institutional Class
--------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                                       Underlying Mutual Fund
 [To be updated by Hon Wong]   -----------------------------------------------------------------------
 Investment Fund                Objective                            Adviser
------------------------------------------------------------------------------------------------------
Foreign Fund                   Long-term                            Templeton Global Advisors Limited
                               growth of capital
------------------------------------------------------------------------------------------------------
Equity Index Fund              Track performance of benchmark       The Vanguard Group
                               index that measures investment
                               return of the overall stock market.
------------------------------------------------------------------------------------------------------
Equity Income Fund             Growth and                           Putnam Investment
                               income                               Management, LLC
------------------------------------------------------------------------------------------------------
Large Cap Growth Fund          Long-term growth                     Janus Capital Management LLC
                               of capital
------------------------------------------------------------------------------------------------------
LifeStrategy Income Fund       Provide current income and some      The Vanguard Group*
                               capital appreciation.                Mellon Capital Management
                                                                    Corporation*
------------------------------------------------------------------------------------------------------
LifeStrategy Moderate Growth   Provide capital appreciation and a   The Vanguard Group*
 Fund                          low to moderate level of current     Mellon Capital Management
                               income.                              Corporation*
------------------------------------------------------------------------------------------------------
Small Cap                      Long-term                            Fidelity Management &
 Growth Fund                   growth of capital                    Research Company (FMR Co.)
------------------------------------------------------------------------------------------------------
Small Cap Value Fund           Seeks capital growth                 Wells Capital Management, Inc.
U.S. Bond Fund                 Maximum total return,                Western Asset Management
                               consistent with prudent              Company
                               investment management
                               and liquidity needs
------------------------------------------------------------------------------------------------------

* The Fund benefits from the Investment advisory services provided to the underlying Vanguard funds in which it invests.

Each of the Underlying Mutual Funds has been selected by the ADA Trustees. We have no investment management responsibilities for the Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value or U.S. Bond Funds. As to those Funds, we act in accordance with the investment policies established by the ADA Trustees. PLEASE REFER TO THE PROSPECTUSES AND SAIS OF THE UNDERLYING MUTUAL FUNDS FOR A MORE DETAILED DISCUSSION OF INVESTMENT OBJECTIVES AND STRATEGIES, ADVISERS, RISK FACTORS AND OTHER INFORMATION CONCERNING THE UNDERLYING MUTUAL FUNDS.


                                                   Program investment options 15

ADDITIONAL INFORMATION ABOUT THE EQUITY FUNDS


CHANGE OF INVESTMENT OBJECTIVES

We may change the investment objectives of the Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value, U.S. Bond and the Lifecycle Funds in consultation with the ADA Trustees and if the New York State Insurance Department approves the change. We may also change the mutual fund or collective investment fund in which any one of these Equity Funds invests in consultation with the Trustees. We can change the investment objectives of the Growth Equity Fund, if the New York State Insurance Department approves the change.


VOTING RIGHTS


If the Fidelity Small Cap Stock Fund, Templeton Foreign Fund, Vanguard Institutional Index Fund, Janus Adviser Forty Fund, Putnam Equity Income Fund, Wells Fargo Advantage Small Cap Value Fund, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund or the Western Asset Core Bond Portfolio Fund--Institutional Class holds a meeting of shareholders, we will vote shares held in the corresponding Equity Fund in accordance with instructions received from employers, participants or trustees, as the case may be. Shares will be voted in proportion to the voter's interest in the Equity Fund holding the shares as of the record date for the shareholders meeting. We abstain from voting shares if we receive no instructions. Employers, participants or trustees will receive: (1) periodic reports relating to the Underlying Mutual Funds and (2) proxy materials, together with a voting instruction form, in connection with shareholder meetings.



THE GUARANTEED OPTIONS

You can choose from among three different guaranteed options:

o two GRAs guaranteed by major insurance companies, or

o our Money Market Guarantee Account held in one of our separate accounts and guaranteed by us.

Your investment in a guaranteed option is not regulated by the Securities and Exchange Commission, and the following discussion about the guaranteed options has not been reviewed by the staff of the SEC. The discussion, however, is subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of the statements made.


GUARANTEED RATE ACCOUNTS

You can choose from a GRA that matures in three years (3-year GRA) or a GRA that matures in five years (5-year GRA). Your contributions to the GRAs earn the guaranteed interest rate then in effect when your contribution is credited to your plan account. The interest rate is expressed as an effective annual rate, reflecting daily compounding and the deduction of applicable asset-based fees. See "Charges and expenses."

You can make new contributions or transfer amounts from other investment options to a GRA at the current guaranteed rate at any time. New guaranteed rates are offered each Wednesday and are available for a seven-day period. You may call the AIMS or access the Website on the Internet to obtain the current GRA rates. You earn interest from the day after your contribution or transfer is credited through the maturity date of the GRA. See "Maturing GRAs" in the SAI for more information. The amount of your contribution and interest that is guaranteed is subject to any penalties applicable upon premature withdrawal. See "Premature Withdrawals and Transfers from a GRA" in the SAI.


RESTRICTIONS ON WITHDRAWALS AND TRANSFERS

As a general matter, prior to a GRA's maturity you may not:

o remove amounts from a GRA;

o make transfers from one GRA to another investment option; or

o use GRA amounts to obtain a plan loan, for hardship or in-service withdrawals, to receive benefits from a terminated plan or to transfer amounts to a new plan.

Withdrawals from a GRA may be made before maturity if you are disabled, you attain age 70-1/2, or you die. Certain other withdrawals from a GRA prior to maturity are permitted, but may be subject to a penalty. See "Premature Withdrawals and Transfers from a GRA" in the SAI.


THE GRA GUARANTEES

The Principal Financial Group ("The Principal") guarantees all contributions allocated to GRAs during a one year period beginning July 21, 2004. These contributions are invested until maturity through two group annuity contracts that The Principal issued to the ADA Trustees. The Principal's home office is at 1711 High Street, Des Moines, Iowa 50392. Founded in 1879, The Principal had assets of approximately $49.9 billion in its general account as of December 31, 2004. The Principal and its subsidiaries had assets under management as of December 31, 2004 of approximately $168.7 billion.

The ADA Trustees may arrange for other carriers to provide GRAs at any time. All references in this prospectus and the SAI to the "Guaranteed Rate Accounts" or to a "GRA" or "GRAs" shall be deemed to refer to the GRAs provided by Principal or any other carrier which previously provided or may in the future provide Program GRAs, as appropriate. All GRAs invested in prior to July 21, 2004, remain invested through maturity with the insurance company that provided that GRA.

Withdrawals, transfers, reallocations on maturity and benefit distributions from GRAs provided by other carriers are subject to AXA Equitable's receipt of the proceeds of such GRA from the other carriers.


MONEY MARKET GUARANTEE ACCOUNT

All contributions to the Money Market Guarantee Account earn the same rate of interest. The rate changes monthly and is expressed as an effective annual rate, reflecting daily compounding and the deduction of applicable asset-based fees. Contributions may be made at any time and will earn the current rate from the day after the contribution is credited through the end of the month or, if earlier, the day of transfer or withdrawal. Your balance in the Money Market Guarantee Account at the end of the month automatically begins receiving interest at the


16  Program investment options
new rate until transferred or withdrawn. You may call AIMS or access the website on the internet to obtain the current monthly rate.


DISTRIBUTIONS, WITHDRAWALS, AND TRANSFERS

You may effect distributions, withdrawals and transfers, without penalty, at any time permitted under your plan. We do not impose penalties on distributions, withdrawals or transfers.


THE MONEY MARKET GUARANTEE ACCOUNT GUARANTEE

We guarantee the amount of your contributions to the Money Market Guarantee Account and the interest credited. We hold assets in our Separate Account No. 43 sufficient to pay all principal and accrued interest under the Money Market Guarantee Account option, less applicable fees, as required by law. Assets we hold in Separate Account No. 43 attributable to ADA participants are available to Program participants who have allocated amounts to the Money Market Guarantee Account. We may not use these amounts to satisfy obligations that may arise out of any other business we conduct. If the assets in Separate Account No. 43 are insufficient to provide for payment of all principal and accrued interest under the Money Market Guarantee Account, we will transfer additional assets into Separate Account No. 43 from AXA Equitable's general account, to make up for any shortfall. We may remove assets from Separate Account No. 43 that are in excess of those attributable to the combined account values of all ADA participants.


CALCULATION OF OUR RATES

The interest rate we credit to the Money Market Guarantee Account approximates:


(1) the average over each calendar year of "domestic prime" money market funds (funds with the highest quality investments); plus

(2) an amount which approximates the average expenses deducted from such funds; less

(3) 0.15% (Administration Fee) and the applicable Program Expense Charge. See "Charges and expenses" later in this prospectus.

On January 1 each year we set an annual minimum interest rate for the Money Market Guarantee Account. The minimum guaranteed interest rate for 2005 is 1.50% (before applicable asset-based fees).


                                                  Program investment options  17

2. How we value your account balance in the Investment Funds

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FOR AMOUNTS IN THE EQUITY FUNDS

When you invest in an Equity Fund, your contribution or transfer purchases "units" of that Fund. The unit value on any day reflects the value of the Fund's investments for the day and the charges and expenses we deduct from the Fund. We calculate the number of units you purchase by dividing the amount you invest by the unit value of the Fund as of the close of business on the day we receive your contribution or transfer instruction.

On any given day, your account value in any Equity Fund equals the number of the Fund's units credited to your account, multiplied by that day's value for one Fund unit. In order to take deductions from any Equity Fund, we cancel units having a value equal to the amount we need to deduct. Otherwise, the number of your Fund units of any Equity Fund does not change unless you make additional contributions, make a withdrawal, effect a transfer, or request some other transaction that involves moving assets into or out of that Fund option.


HOW WE DETERMINE UNIT VALUE

THE EQUITY FUNDS. We determine the unit value for each Equity Fund at the end of each business day. The unit value for each Fund is calculated by first determining a gross unit value, which reflects only investment performance, and then adjusting it for Fund expenses to obtain the Fund unit value. We determine the gross unit value by multiplying the gross unit value for the preceding business day by the net investment factor for that subsequent business day (for the Growth Equity Fund we also subtract any audit and custodial fees). We calculate the net investment factor as follows:

o First, we take the value of the Fund's assets at the close of business on the preceding business day.

o Next, we add the investment income and capital gains, realized and unrealized, that are credited to the assets of the Fund during the business day for which we are calculating the net investment factor.

o Then we subtract the capital losses, realized and unrealized, charged to the Fund during that business day.

o Finally, we divide this amount by the value of the Fund's assets at the close of the preceding business day.

The Fund unit value is calculated on every business day by multiplying the Fund unit value for the last business day of the previous month by the net change factor for that business day. The net change factor for each business day is equal to (a) minus (b) where:

(a) is the gross unit value for that business day divided by the gross unit value for the last business day of the previous month; and

(b) is the charge to the Fund for that month for the daily accrual of fees and other expenses times the number of days since the end of the preceding month.

HOW WE VALUE THE ASSETS OF THE FUNDS

THE GROWTH EQUITY FUND. The assets of the Growth Equity Fund are valued as follows:

o Common stocks listed on national securities exchanges or traded on the NASDAQ national market system are valued at the last sale price. If on a particular day there is no sale, the stocks are valued at the latest available bid price reported on a composite tape. Other unlisted securities reported on the NASDAQ system are valued at inside (highest) quoted bid prices.

o Foreign securities not traded directly, or in ADR form, in the United States, are valued at the last sale price in the local currency on an exchange in the country of origin. Foreign currency is converted into dollars at current exchange rates.

o United States Treasury securities and other obligations issued or guaranteed by the United States Government, its agencies or instrumentalities are valued at representative quoted prices.

o Long-term publicly traded corporate bonds (i.e., maturing in more than one year) are valued at prices obtained from a bond pricing service of a major dealer in bonds when such prices are available; however, in circumstances where it is deemed appropriate to do so, an over-the-counter or exchange quotation may be used.

o Convertible preferred stocks listed on national securities exchanges are valued at their last sale price or, if there is no sale, at the latest available bid price.

o Convertible bonds and unlisted convertible preferred stocks are valued at bid prices obtained from one or more major dealers in such securities; where there is a discrepancy between dealers, values may be adjusted based on recent premium spreads to the underlying common stock.

o Short-term debt securities that mature in more than 60 days are valued at representative quoted prices. Short-term debt securities that mature in 60 days or less are valued at amortized cost, which approximates market value.

o Option contracts listed on organized exchanges are valued at last sale prices or closing asked prices, in the case of calls, and at quoted bid prices, in the case of puts. The market value of a put or call will usually reflect, among other factors, the market price of the underlying security. When the Fund writes a call option, an amount equal to the premium received by the Fund is included in the Fund's financial statements as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the last offering price. When an option expires on its stipulated expiration date or the Fund enters into a closing purchase or sales transaction, the Fund realizes a gain or loss without regard to any unrealized gain or loss on the underlying security, and the liability


18 How we value your account balance in the Investment Funds related to such option is extinguished. When an option is exercised, the Fund realizes a gain or loss from the sale of the underlying security, and the proceeds of the sale are increased by the premium originally received, or reduced by the price paid for the option.

OTHER EQUITY FUNDS. The Foreign Fund, Equity Index Fund, Equity Income Fund, Large Cap Growth Fund, LifeStrategy Income Fund, LifeStrategy Moderate Growth Fund, Small Cap Growth Fund, Small Cap Value Fund and U.S. Bond Fund, invest all of their assets in the Templeton Foreign Fund, Vanguard Institutional Index Fund, Putnam Equity Income Fund, Janus Adviser Forty Fund, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund, Fidelity Small Cap Stock Fund, Wells Fargo Advantage Small Cap Value Fund and the Western Asset Core Bond Portfolio, respectively.

The asset value of the Templeton Foreign Fund Advisor Class Z, the Vanguard Institutional Index Fund, the Putnam Equity Income Fund, the Janus Adviser Forty Fund--Class I, the Vanguard LifeStrategy Income Fund, the Vanguard LifeStrategy Moderate Growth Fund, the Fidelity Small Cap Stock Fund, the Wells Fargo Advantage Small Cap Value Fund Class Z and the Western Asset Core Bond, Portfolio--Institutional Class is computed on a daily basis by each of these funds. See the prospectus for each of these Underlying Mutual Funds for information on valuation methodology.


FAIR VALUATION

For the Growth Equity Fund, securities and other assets for which market quotations are not readily available (or for which market quotations may not be reliable) are valued at their fair value under the direction of our investment officers in accordance with accepted accounting practices and applicable laws and regulations. Market quotations may not be readily available if, for example, trading has been halted in the particular security; the security does not trade for an extended period of time; or a trading limit has been imposed.

For the other Funds offered under the Contract which invest in underlying mutual funds, securities and other assets for which market quotations are not readily available (or for which market quotations may not be reliable) are valued at their fair value under policies and procedures established by the applicable underlying mutual fund. For more information, please see each underlying mutual fund prospectus.

The effect of fair value pricing is that securities may not be priced on the basis of quotations from the primary market in which they are traded, but rather may be priced by another method deemed to reflect fair value. Such a policy is intended to assure that the net asset value of a fund fairly reflects security values as of the time of pricing.


                   How we value your account balance in the Investment Funds  19

3. Transfers and access to your account

--------------------------------------------------------------------------------

TRANSFERS AMONG INVESTMENT OPTIONS

You may transfer some or all of your amounts among the investment options if you participate in the Master Plan or the Volume Submitter Plan (together, the "Plans"). Participants in other plans may make transfers as allowed by the plan.

No transfers from the GRAs to other investment options are permitted prior to maturity. Transfers to the GRAs, and to and from the Money Market Guarantee Account and the Growth Equity Fund, are permitted at any time. Transfers to and from the Small Cap Growth Fund, Foreign Fund, Equity Index Fund, Equity Income Fund, Large Cap Growth Fund, LifeStrategy Income Fund, LifeStrategy Moderate Growth Fund, Small Cap Value Fund and U.S. Bond Fund are permitted at any time except if there is any delay in redemptions from the Underlying Mutual Fund. A redemption charge of 2.00% of the amount exchanged will be imposed on amounts held less than a specified period if transferred out of either the Small Cap Growth Fund or the Equity Income Fund. See "Redemption charge" in "Charges and expenses" later in this prospectus. In addition, we reserve the right to restrict transfers among variable investment funds as described in your contract including limitations on the number, frequency or dollar amount of transfers.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed for programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the Fund or the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the Funds or the underlying portfolios. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a Fund or portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a Fund or portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so investment performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a Fund or portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a Fund or portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Funds or portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than Funds or portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

For the Fund established as a pooled separate account, the portfolio managers review aggregate cash flows on a daily basis. If the portfolio managers consider transfer activity with respect to the account to be disruptive, AXA Equitable reviews contract owner trading activity to identify any potentially disruptive transfer activity. When a contract owner is identified as having engaged in a potentially disruptive transfer for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potential disruptive transfer activity, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

For the Funds that invest in an Underlying Mutual Fund not affiliated with AXA Equitable, the Underlying Mutual Fund may have its own policies and procedures regarding disruptive transfer activity, which may be different than those applied by AXA Equitable. In most cases, the Underlying Mutual Fund reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of that Fund. Please see the prospectus for the Underlying Mutual Fund for information regarding the policies and procedures, if any, employed by that Underlying Mutual Fund and any associated risks of investing in that Fund. If an Underlying Mutual Fund advises us that there may be disruptive transfer activity from our contract owners, we will work with the Underlying Mutual Fund to


20 Transfers and access to your account review contract owner trading activity. If the Fund determines that the trading activity of a particular contract owner is disruptive, we will take action to limit the disruptive trading activity of that contract owner as discussed above.

Contract owners should note that it is not always possible for us and the Underlying Mutual Funds to identify and prevent disruptive transfer activity. Our ability to monitor potentially disruptive transfer activity is limited in particular with respect to certain group contracts. Group annuity contracts may be owned by retirement plans that provide transfer instructions on an omnibus (aggregate) basis, which may mask the disruptive transfer activity of individual plan participants, and/or interfere with our ability to restrict communication services. In addition, because we do not monitor for all frequent trading in the Underlying Mutual Funds at the separate account level, contract owners may engage in frequent trading which may not be detected. Therefore, no assurance can be given that we or the Underlying Mutual Funds will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners/participants may be treated differently than others, resulting in the risk that some contract owners/ participants may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


OUR ACCOUNT INVESTMENT MANAGEMENT SYSTEM ("AIMS") AND OUR INTERNET WEBSITE

Participants may use our automated AIMS, or our internet website to transfer between investment options, obtain account information, change the allocation of future contributions and maturing GRAs and hear investment performance information. To use AIMS, you must have a touch-tone telephone. Our internet website can be accessed at www.axa-equitable.com/ada.

We have established procedures to reasonably confirm the genuineness of instructions communicated to us by telephone when using AIMS and by the internet website. The procedures require personal identification information, including your personal security code ("PSC") number, prior to acting on telephone instructions or accessing information on the internet website, and providing written confirmation of the transfers. We assign a PSC number to you after we receive your completed enrollment form. Thus, we will not be liable for following telephone instructions, or internet instructions, we reasonably believe to be genuine.

We reserve the right to limit access to this service if we determine that you are engaged in a market timing strategy (see "Disruptive transfer activity" above).

A transfer request will be effective on the business day we receive the request. Transfer requests received after the end of a business day will be credited the next business day. We will confirm all transfers in writing.

--------------------------------------------------------------------------------
Generally our business day is any day the New York Stock Exchange is open for trading, and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

PARTICIPANT LOANS


Participant loans are available if the employer plan permits them. Participants must apply for a plan loan through the employer. Loan packages containing all necessary forms, along with an explanation of how interest rates are set, are available from our Account Executives.

Loans are subject to restrictions under Federal tax laws and ERISA. A loan may not be taken from the Guaranteed Rate Accounts prior to maturity. If a participant is married, written spousal consent may be required for a loan.

Generally, the loan amount will be transferred from the investment options into a loan account. The participant must pay the interest as required by Federal income tax rules. If you fail to repay the loan when due, the amount of the unpaid balance may be taxable and subject to additional penalty taxes. Interest paid on a retirement plan loan is not deductible.


CHOOSING BENEFIT PAYMENT OPTIONS

Benefit payments are subject to plan provisions.

The Program offers a variety of benefit payment options for participants in the Plans. (If you are a participant in an individually designed plan, ask your employer for information on benefit payment options under your Plan). Your plan may allow you a choice of one or more of the following forms of distribution:

o Qualified Joint and Survivor Annuity

o Lump Sum Payment

o Installment Payments

o Life Annuity

o Life Annuity -- Period Certain

o Joint and Survivor Annuity

o Joint and Survivor Annuity -- Period Certain

o Cash Refund Annuity

                                        Transfers and access to your account  21

All of these options can be either fixed or variable except for the Cash Refund Annuity and the Qualified Joint and Survivor Annuity which are fixed options only.

--------------------------------------------------------------------------------
The amount of each payment in a fixed option remains the same. Variable option payments change to reflect the investment performance of the Growth Equity
Fund.
--------------------------------------------------------------------------------

See "Types of benefits" in the SAI for detailed information regarding each of the benefit payout options, and "Procedures for withdrawals, distributions and transfers" in the SAI.

Fixed annuities are available from insurance companies selected by the Trustees. Upon request, we will provide fixed annuity rate quotes available from one or more such companies. Participants may instruct us to withdraw all or part of their account balance and forward it to the annuity provider selected. Once we have distributed that amount to the company selected, we will have no further responsibility to the extent of the distribution.

We provide the variable annuity options. Payments under variable annuity options reflect investment performance of the Growth Equity Fund.

The minimum amount that can be used to purchase any type of annuity is $5,000. In most cases a variable annuity administrative charge of $350 will be deducted from the amount used to purchase an annuity from AXA Equitable. Annuities purchased from other providers may also be subject to fees and charges.

If you are a participant in an individually-designed plan, ask your employer for information on benefit payment options under your Plan.


SPOUSAL CONSENT

If a participant is married and has an account balance greater than $5,000 (except for amounts contributed to the Rollover Account), federal law generally requires payment (subject to plan rules) of a Qualified Joint and Survivor Annuity payable to the participant for life and then to the surviving spouse for life, unless you and your spouse have properly waived that form of payment in advance. Please see "Spousal consent requirements" under "Types of benefits" in the SAI.


BENEFITS PAYABLE AFTER THE DEATH OF A PARTICIPANT

Regardless of whether a participant's death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the participant's death and reduces that number by one each subsequent year.

If a participant dies before the entire benefit has been paid, the remaining benefits will be paid to the participant's beneficiary. If a participant dies before he or she is required to begin receiving benefits, the law generally requires the entire benefit to be distributed no more than five years after death. There are exceptions: (1) a beneficiary who is not the participant's spouse may elect payments over his or her life or a fixed period which does not exceed the beneficiary's life expectancy, provided payments begin within one year of death, (2) if the benefit is payable to the spouse, the spouse may elect to receive benefits over his or her life or a fixed period which does not exceed his/her life expectancy beginning any time up to the date the participant would have attained age 701/2 or, if later, one year after the participant's death, or (3) the spouse may be able to roll over all or part of the death benefit to a traditional individual retirement arrangement, an annuity under Section 403(b) of the Code or a retirement plan under Section 457 of the Code. If, at death, a participant was already receiving benefits, the beneficiary must continue to receive benefits, subject to the Federal income tax minimum distribution rules. To designate a beneficiary or to change an earlier designation, a participant must have the employer send us a beneficiary designation form. In some cases, the spouse must consent in writing to a designation of any non-spouse beneficiary, as explained in "Spousal Consent Requirements" under "Types of benefits" in the SAI.

Under the Plans, on the day we receive proof of death, we automatically transfer the participant's account balance in the Equity Funds to the Money Market Guarantee Account unless the beneficiary gives us other written instructions. The balance in the Guaranteed Rate Accounts will remain in the Guaranteed Rate Accounts.


22  Transfers and access to your account

4. The Program

--------------------------------------------------------------------------------

This section explains the ADA Program in further detail. It is intended for employers who wish to enroll in the Program, but contains information of interest to participants as well. You should, of course, understand the provisions of your plan and the Adoption Agreement that define the scope of the Program in more specific terms. References to "you" and "your" in this section are to you in your capacity as an employer. The Program is described in the prospectus solely to provide a more complete understanding of how the investment funds operate within the Program.

The American Dental Association Members Retirement Program consists of several types of retirement plans and three retirement plan Trusts: the Master Trust, the Volume Submitter Retirement Trust and the Pooled Trust. Each of the Trusts invests exclusively in the group annuity contract described in this prospectus and in the group annuity contract funding the GRAs. The Program is sponsored by the ADA, and the Trustees under the Master, Volume Submitter Retirement and Pooled Trusts are the members of the Council on Member Insurance and Retirement Programs of the ADA (the "Trustees" or "ADA Trustees"). The Program had 24,947 participants and $1.33 billion in assets at December 31, 2004.


ELIGIBLE EMPLOYERS

You can adopt the Program if you or at least one of your partners or other shareholders is a member of: (1) the ADA, (2) a constituent or component society of the ADA, or (3) an ADA-affiliated organization. Participation by an affiliated organization must first be approved by the ADA's Council on Insurance.

Our Retirement Program Specialists are available to answer your questions about joining the Program. Please contact us by using the telephone number or addresses listed under "How to reach us -- Information on joining the Program" on the back cover of the prospectus.


SUMMARY OF PLAN CHOICES

You have a choice of three retirement plan arrangements under the Program. You can:

o Choose the Master Plan -- which automatically gives you a full range of services from AXA Equitable. These include your choice of the Program investment options, plan-level and participant-level recordkeeping, benefit payments and tax withholding and reporting. Under the Master Plan employers adopt our Master Trust and your only investment choices are from the Investment Options.

--------------------------------------------------------------------------------
The Master Plan is a defined contribution master plan that can be adopted as a profit sharing plan, a defined contribution pension plan, or both. Traditional 401(k), SIMPLE 401(k), and Safe Harbor 401(k) are also available.
--------------------------------------------------------------------------------

o Choose the Volume Submitter Plan -- which automatically gives you a full range of services from AXA Equitable and offers the opportunity to utilize a cross-tested plan option. The services include your choice of the Program's investment options, plan-level and participant-level recordkeeping, benefit payments and tax withholding and reporting. Under the Volume Submitter Plan, employers adopt the Volume Submitter Retirement Trust and your only investment choices are from the Investment Options.

--------------------------------------------------------------------------------
The Volume Submitter Plan is a defined contribution plan that can be adopted as a profit sharing plan (new comparability or age weighted) with or without
401(k) features.
--------------------------------------------------------------------------------

o Maintain your own individually designed plan -- and use the Pooled Trust for investment options in the Program and your own individual investments. The Pooled Trust is for investment only and can be used for both defined benefit and defined contribution plans.

--------------------------------------------------------------------------------
The Pooled Trust is an investment vehicle used with individually designed qualified retirement plans. It can be used for both defined contribution and defined benefit plans. We provide recordkeeping services for plan assets held in the Pooled Trust.
--------------------------------------------------------------------------------

Choosing the right plan depends on your own set of circumstances. We recommend that you review all plan, trust, participation and related agreements with your legal and tax counsel.


GETTING STARTED

If you choose either Plan, you must complete an Adoption Agreement. If you have your own individually designed plan and wish to use the Pooled Trust as an investment vehicle, the trustee of your plan must complete an Adoption Agreement. As an employer, you are responsible for the administration of the plan you choose. Please see "Your responsibilities as employer" in the SAI.


HOW TO MAKE PROGRAM CONTRIBUTIONS

Contributions must be in the form of a check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to The ADA Retirement Trust. All contribution checks should be sent to AXA Equitable at the address shown "For contribution checks only" in the "Information once you join the Program" section under "How to reach us" on the back cover of this prospectus. Third party checks are not acceptable, except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to collection. We reserve the right to reject a payment if it is received in an unacceptable form.

All contributions must be accompanied by a Contribution Remittance form which designates the amount to be allocated to each participant by contribution type and fiscal year to which the contribution will be applied. Contributions are normally credited on the business day that we receive them, provided the remittance form is properly completed

                                                                 The Program  23
and matches the check amount. Contributions are only accepted from the employer. Employees may not send contributions directly to the Program.

There is no minimum amount which must be contributed for investment if you adopt either Plan or if you have your own individually designed plan that uses the Pooled Trust.


ALLOCATING PROGRAM CONTRIBUTIONS

Under the the Plans, participants make all of the investment decisions.

Investment decisions in the individually designed plans are made either by the participant or by the plan trustees, depending on the terms of the plan.

Participants may allocate contributions among any number of Program investment options. Allocation instructions can be changed at any time. IF WE DO NOT RECEIVE ADEQUATE INSTRUCTIONS, WE WILL ALLOCATE YOUR CONTRIBUTIONS TO THE MONEY MARKET GUARANTEE ACCOUNT. YOU MAY, OF COURSE, TRANSFER TO ANOTHER INVESTMENT OPTION AT ANY TIME. CONTRIBUTIONS ARE ONLY ACCEPTED FOR PROPERLY ENROLLED PARTICIPANTS.

WHEN TRANSACTION REQUESTS ARE EFFECTIVE. Contributions, as well as transfer requests and allocation changes (not including GRA maturity allocation changes discussed in the SAI), are effective on the business day they are received. In-service distribution requests are also effective on the business day they are received. Benefit payments are subject to plan provisions. Transaction requests received after the end of a business day will be processed the next business day. Processing of any transaction may be delayed if a properly completed form is not received.

Trustee-to-trustee transfers of plan assets are effective the business day after we receive all items we require, including check and mailing instructions, and a plan opinion/IRS determination letter from the new or amended plan or adequate proof of qualified plan status.


DISTRIBUTIONS FROM THE INVESTMENT OPTIONS

Keep in mind two sets of rules when considering distributions or withdrawals from the Program. The first are rules and procedures that apply to the investment options, exclusive of the provisions of your plan. We discuss those in this section. The second are rules specific to your plan. We discuss those "Rules applicable to participant distributions" below. Certain plan distributions may be subject to Federal income tax, and penalty taxes. See "Tax information" later in this prospectus and the SAI.


AMOUNTS IN THE EQUITY FUNDS AND MONEY MARKET GUARANTEE ACCOUNT. These are generally available for distribution at any time, subject to the provisions of your plan. However, there may be a delay for withdrawals from the Small Cap Growth Fund, Foreign Fund, Small Cap Value Fund, U.S. Bond Fund, Equity Index, Equity Income, Large Cap Growth Fund, LifeStrategy Income Fund or LifeStrategy Moderate Growth Fund if there is any delay in redemptions from the related Underlying Mutual Fund. in which they invest. In addition, a 2.00% redemption charge applies on amounts redeemed from the Small Cap Growth Fund and the Equity Income Fund if held for less than a specified period. See "Redemption charge" in "Charges and expenses" later in this prospectus.

AMOUNTS IN THE GUARANTEED RATE ACCOUNTS. Withdrawals generally may not be taken from GRAs prior to maturity. See "Guaranteed Rate Accounts."

Payments or withdrawals and application of proceeds to an annuity ordinarily will be made promptly upon request in accordance with plan provisions. However, we can defer payments, applications and withdrawals for any period during which the New York Stock Exchange is closed for trading, sales of securities are restricted or determination of the fair market value of assets is not reasonably practicable because of an emergency.

IF YOUR PLAN IS AN EMPLOYER OR TRUSTEE-DIRECTED PLAN, YOU AS THE EMPLOYER ARE RESPONSIBLE FOR ENSURING THAT THERE IS SUFFICIENT CASH AVAILABLE TO PAY BENEFITS.


RULES APPLICABLE TO PARTICIPANT DISTRIBUTIONS

In addition to our own procedures, distribution and benefit payment options under a tax qualified retirement plan are subject to complicated legal requirements. A general explanation of the Federal income tax treatment of distributions and benefit payment options is provided in "Tax information" later in this prospectus and the SAI. You should discuss your options with a qualified financial adviser. Our Account Executives also can be of assistance.

In general, under the Plans, participants are eligible for benefits upon retirement, death or disability, or upon termination of employment with a vested benefit. Participants in an individually designed plan are eligible for retirement benefits depending on the terms of their plan. See "Choosing benefit payment options" under "Transfers and access to your account" earlier in this prospectus, "Tax information" later in this prospectus and the SAI for more details. For participants who own more than 5% of the business, benefits must begin no later than April 1 of the year after the participant reaches age 70-1/2. For all other participants, distribution must begin by April 1 of the later of the year after attaining age 70-1/2 or retirement from the employer sponsoring the plan.

Distributions must be made according to the terms of the plan and rules in the Code and Treasury Regulations. Certain provisions of the Treasury Regulations will require, beginning in 2006, that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from annuity contracts funding qualified plans. This could increase the amount required to be distributed, if you satisfy your required minimum distributions through annual withdrawals instead of receiving annuity payments. You should consult your plan administrator and your tax adviser concerning the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.

Under the Plans, self-employed persons may generally not receive a distribution prior to age 59-1/2, and employees generally may not receive a distribution prior to a separation from service.


24  The Program

5. Charges and expenses

--------------------------------------------------------------------------------

You will incur three general types of charges under the Program:

(1) Charges based on the value of your assets in the Trust -- these apply to all amounts invested in the Trust (including installment payout option payments), and do not vary by plan. These are, in general, reflected as reductions in the unit values of the investment funds or as reductions from the rates credited to the guaranteed options.

(2) Plan and transaction charges -- these vary by plan or are charged for specific transactions, and are typically stated in a dollar amount. Unless otherwise noted, these are deducted in fixed dollar amounts by reducing the number of units in the appropriate investment funds and the dollars in the guaranteed options.

(3)  Redemption charges on amounts redeemed from the Small Cap
     Growth Fund and the Equity Income Fund if held for less than a specified period. See "Redemption charge" later in this section.

     We deduct amounts for the 3-year or 5-year GRA from your most recent GRA.

     We make no deduction from your contributions or withdrawals for sales expenses.


CHARGES BASED ON AMOUNTS INVESTED IN THE PROGRAM

PROGRAM EXPENSE CHARGE

We assess the Program expense charge against the combined value of Program assets in the Trust. The purpose of this charge is to cover the expenses that we and the ADA incur in connection with the Program. The current charge is as follows:


-------------------------------------------------------------------------------
                          Annual Program Expense Charge
-------------------------------------------------------------------------------
 AXA Equitable                       ADA          Total
-------------------------------------------------------------------------------
..620%                               .015%         .635%
-------------------------------------------------------------------------------

The Program expense charge is determined by negotiation between us and the Trustees. The charge is primarily based on a formula that gives effect to total Program assets allocated to the Trust and the number of plans enrolled in the Program. For the 12 months beginning May 1, 2005, the total Program expense charge is .635%.

PROGRAM EXPENSE CHARGE -- INVESTMENT FUNDS AND MONEY MARKET GUARANTEE ACCOUNT

For investment funds, the Program expense charge is calculated based on Program assets in the Trust on January 31 in each year, and is charged at a monthly rate of 1/12 of the relevant annual charge.

PROGRAM EXPENSE CHARGE AND ANNUAL INVESTMENT ACCOUNTING FEE -- GRAS

For GRAs, the Program expense charge is calculated based on Program assets in the Trust on January 31 of each year, and is charged at a constant daily rate of 1/365 of the relevant annual charge until maturity. Subsequent changes in the Program expense charge will not be reflected in the charge against closed GRAs. In addition to the Program expense charge, we charge an annual investment accounting fee of 0.02% on all amounts of Program assets invested in GRAs. This fee is reflected in the interest rates credited to the GRAs and is calculated and charged in the same manner as the Program expense charge.

We apply our portion of the Program expense charge toward the cost of maintenance of the investment funds, promotion of the Program, investment funds and Money Market Guarantee Account, administrative costs, such as enrollment and answering participant inquiries, and overhead expenses such as salaries, rent, postage, telephone, travel, legal, actuarial and accounting costs, office equipment and stationery. The ADA's part of this fee covers developmental and administrative expenses incurred in connection with the Program. The ADA Trustees can direct us to raise or lower the ADA's part of this fee to reflect their expenses in connection with the Program. During 2004 we received $7,824,799 and the ADA received $196,932 under the Program expense charge.


PROGRAM RELATED INVESTMENT MANAGEMENT AND ADMINISTRATION FEES

The computation of unit values for each investment fund also reflects applicable fees charged for investment management and administration. These fees are based on the prior month-end net asset value of the Program assets in the investment funds.

The investment management and administrative fees are paid out of each investment fund's assets. The Growth Equity Fund pays us an investment management fee that varies based on their respective assets. No investment management fees are paid to us by the Foreign Fund, Equity Index Fund, Equity Income Fund, Large Cap Growth Fund, LifeStrategy Income Fund, LifeStrategy Moderate Growth Fund, Small Cap Growth Fund, Small Cap Value Fund or U.S. Bond Fund. An administration fee is based on investment fund assets and is equal to a maximum of .15% annually. Each investment fund also incurs other expenses for services such as printing, mailing, legal, and similar items. All of these operating expenses are reflected in each investment fund's unit value.

As part of our administrative functions, we maintain records for all portfolio transactions and cash flow control, calculate unit values, monitor compliance with the New York Insurance Law and supervise custody matters for all the Equity Funds.


OTHER EXPENSES BORNE BY THE INVESTMENT FUNDS AND UNDERLYING MUTUAL FUNDS

Certain other expenses are charged directly to the investment funds. These include SEC filing fees and certain related expenses such as printing of SEC filings, prospectuses and reports, mailing costs, custodians' fees, financial accounting costs, outside auditing and legal expenses, and other costs related to the Program.


                                                        Charges and expenses  25

The Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value and U.S. Bond Funds purchase and redeem shares in the Fidelity Small Cap Stock Fund, Templeton Foreign Fund - Class Z, Vanguard Institutional Index Fund, Putnam Equity Income Fund, Janus Adviser Forty Fund -- Class I, Wells Fargo Advantage Small Cap Value Fund and Western Asset Core Bond Portfolio-Institutional Class, respectively, at net asset value. The net asset value reflects charges for management, audit, legal, shareholder services, transfer agent and custodian fees. For a description of charges and expenses assessed by the Templeton Foreign Fund, Vanguard Institutional Index Fund, Putnam Equity Income Fund, Janus Adviser Forty Fund -- Class I, Fidelity Small Cap Stock Fund, Wells Fargo Advantage Small Cap Value Fund, Vanguard LifeStrategy Income Fund, Vanguard LifeStrategy Moderate Growth Fund and Western Asset Core Bond Portfolio- Institutional Class Fund, which are indirectly borne by the Funds, please refer to the prospectuses for each of these Underlying Mutual Funds.



PLAN AND TRANSACTION EXPENSES

MASTER AND VOLUME SUBMITTER PLANS AND INDIVIDUALLY-DESIGNED PLAN FEES

RECORD MAINTENANCE AND REPORT FEE. At the end of each calendar quarter, we deduct a record maintenance and report fee from each participant's Account Balance. This fee is:


--------------------------------------------------------------------------------
Master Plan and Volume Submitter   $3 per quarter
   Plan participants
--------------------------------------------------------------------------------
Investment Only                    $1 per quarter
--------------------------------------------------------------------------------

ENROLLMENT FEE. We charge an employer a non-refundable enrollment fee of $25 for each participant enrolled under its plan. If we do not maintain individual participant records under an individually-designed plan, we instead charge the employer $25 for each plan or trust. If the employer fails to pay these charges, we may deduct the amount from subsequent contributions or from participants' account balances.


INDIVIDUAL ANNUITY CHARGES

ANNUITY ADMINISTRATIVE CHARGE. If a participant elects a variable annuity payment option, we deduct a $350 charge from the amount used to purchase the annuity. This charge reimburses us for administrative expenses associated with processing the application for the annuity and issuing each month's annuity payment. The minimum amount that can be converted to an annuity, so that the charge would apply, is $5,000. Annuities purchased from other providers may also be subject to fees and charges.

REDEMPTION CHARGE. If AXA Equitable effects certain types of benefit distributions, or withdrawals, or transfers from amounts the participant has allocated to the Small Cap Growth Fund, any portion of the amount redeemed attributable to shares held in the Fund for less than 90 days is subject to a 2.00% redemption charge. This charge is a "short-term" trading fee imposed by the Fidelity Small Cap Stock Fund and will be deducted from the amount redeemed from the participant's account value at the time of the transaction and remitted to the Fidelity Small Cap Stock Fund.

If AXA Equitable effects certain types of benefit distributions, or withdrawals, or transfers from amounts the participant has allocated to the Equity Income Fund, any portion of the amount redeemed attributable to shares exchanged or sold within 5 calendar days of purchase will be subject to a 2.00% redemption charge. This charge is imposed by the Putnam Equity Income Fund and will be deducted from the amount redeemed from the participant's account value at the time of the transaction and remitted to the Putnam Equity Income Fund.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as our state premium tax. Currently, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed on us varies by state and ranges from 0% to 1%.

We reserve the right to deduct any applicable charges such as our premium taxes from each contribution or from distributions or upon termination of your contract. If we have deducted any applicable tax charges from contributions, we will not deduct a charge for the same taxes later. If, however, an additional tax is later imposed on us when you make a partial or full withdrawal, or your contract is terminated, or you begin receiving annuity payments, we reserve the right to deduct a charge at that time.


GENERAL INFORMATION ON FEES AND CHARGES

We may change our investment management fees if we give the ADA Trustees 90 days notice and comply with the conditions of our group annuity contract. We may change the other fees and charges described above at any time with the ADA's consent. During 2004 we received total fees and charges under the Program of $10,953,636.


26  Charges and expenses

6. Tax information

--------------------------------------------------------------------------------

In this section, we briefly outline current Federal income tax rules relating to adoption of the Program, contributions to the Program and distributions to participants under qualified retirement plans. Certain other information about qualified retirement plans appears here and in the SAI. We do not discuss the effect, if any, of state tax laws that may apply.

The United States Congress has in the past considered and may in the future, without notice, consider proposals for legislation that, if enacted, could change the tax treatment of qualified retirement plans. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may also change. There is no way of predicting whether, when or in what form any such change would be adopted. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Annuity contracts can be purchased in connection with retirement plans qualified under Code section 401. How these arrangements work, including special rules applicable to each, are described in the SAI. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the selection of investment funds and guaranteed options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


INCOME TAXATION OF DISTRIBUTIONS TO QUALIFIED PLAN PARTICIPANTS

In this section, the word "you" refers to the plan participant.

Amounts distributed to a participant from a qualified plan are generally subject to Federal income tax as ordinary income when benefits are distributed to you or your beneficiary. Generally speaking, only your post-tax contributions, if any, are not taxed when distributed.

ELIGIBLE ROLLOVER DISTRIBUTIONS. Many types of distributions from qualified plans are "eligible rollover distributions" that can be transferred directly to another qualified plan or traditional individual retirement arrangement ("IRA"), an annuity under Section 403(b) of the Code or a retirement plan under
Section 457 of the Code, or rolled over to another plan or IRA within 60 days of the receipt of the distribution. If a distribution is an "eligible rollover distribution," 20% mandatory Federal income tax withholding will apply unless the distribution is directly transferred to a qualified plan or IRA. See "Eligible rollover distributions and federal income tax withholding" in the SAI for a more detailed discussion.

ANNUITY OR INSTALLMENT PAYMENTS. Each payment you receive is ordinary income for tax purposes, except where you have a "cost basis" in the benefit. Your cost basis is equal to the amount of your post-tax employee contributions, plus any employer contributions you had to include in gross income in prior years. You may exclude from gross income a portion of each annuity or installment payment you receive. If you (and your survivor) continue to receive payments after you have received your cost basis in the contract, all amounts will be taxable.

IN-SERVICE WITHDRAWALS. Some plans allow in-service withdrawals of after-tax contributions. The portion of each withdrawal attributable to cost basis is not taxable. The portion of each withdrawal attributable to earnings is taxable. Withdrawals are taxable only after they exceed your cost basis if they are attributable to your pre-January 1, 1987 contributions under plans that permitted those withdrawals as of May 5, 1986. Amounts that you include in gross income under this rule may also be subject to the additional 10% penalty tax on premature distributions described below. In addition, 20% mandatory Federal income tax withholding may also apply.

PREMATURE DISTRIBUTIONS. You may be liable for an additional 10% penalty tax on all taxable amounts distributed before age 59-1/2 unless the distribution falls within a specified exception or is rolled over into an IRA or other qualified plan.

The exceptions to the penalty tax include (a) distributions made on account of your death or disability, (b) distributions beginning after separation from service in the form of a life annuity or installments over your life expectancy (or the joint lives or life expectancies of you and your beneficiary), (c) distributions due to separation from active service after age 55 and (d) distributions you use to pay deductible medical expenses.

WITHHOLDING. In almost all cases, 20% mandatory income tax withholding will apply to all "eligible rollover distributions" that are not directly transferred to a qualified plan or IRA, an annuity under Section 403(b) of the Code or a retirement plan under Section 457 of the Code. If a distribution is not an eligible rollover distribution, the recipient may elect out of withholding. The rate of withholding depends on the type of distribution. See "Eligible Rollover Distributions and Federal Income Tax Withholding" in the SAI. Under the Plans, we will withhold the tax and send you the remaining amount. Under an individually designed plan, we will pay the full amount of the distribution to the plan's trustee. The trustee is then responsible for withholding Federal income tax upon distributions to you or your beneficiary.


                                                             Tax information  27

OTHER TAX CONSEQUENCES

Certain tax advantages of a tax-qualified retirement plan may not be available under certain state and local tax laws. This outline does not discuss the effect of any state or local tax laws. It also does not discuss the effect of federal estate and gift tax laws (or state and local estate, inheritance and other similar tax laws). This outline assumes that the participant does not participate in any other qualified retirement plan. Finally, it should be noted that many tax consequences depend on the particular jurisdiction or circumstances of a participant or beneficiary.

We cannot provide detailed information on all tax aspects of the plans or contracts. Moreover, the tax aspects that apply to a particular person's plan or contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Rights or values under plans or contracts or payments under the contracts, for example, amounts due to beneficiaries, may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


28  Tax information

7. More information

--------------------------------------------------------------------------------

ABOUT PROGRAM CHANGES OR TERMINATIONS

AMENDMENTS. The group annuity contract has been amended in the past and we and the Trustees may agree to amendments in the future. No future change can affect annuity benefits in the course of payment. If certain conditions are met, we may: (1) terminate the offer of any of the investment options and transfer any amounts in that investment option to another option and (2) offer new investment options with different terms.

TERMINATION. We or the ADA Trustees may terminate the group annuity contract. If the contract is terminated, we will not accept any further contributions or perform any recordkeeping functions after the date of termination. We then would make arrangements with the ADA Trustees with respect to the assets held in the investment options that we provide, subject to the following:

o the ADA Trustees could transfer assets from the Money Market Guarantee Account in installments over a period of time not to exceed two years; however, during that time participants would be permitted to make transfers to funding vehicles provided by another financial institution (other than a money market fund or similar investment); and

o amounts allocated to the GRAs would be held until maturity.

If the ADA Trustees make arrangements with us, you may be able to continue to invest amounts in the investment options that we provide and elect payment of benefits through us.


IRS DISQUALIFICATION

If your plan is found not to qualify under the Internal Revenue Code, we may:
(1) return the plan's assets to the employer (in our capacity as the plan administrator) or (2) prevent plan participants from investing in the separate accounts.


ABOUT THE SEPARATE ACCOUNTS

Each investment fund is one or part of one of our separate accounts. We established the separate accounts under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our investment funds for owners of our variable annuity contracts, including our group annuity contracts with the ADA Trustees. The results of each separate account's operations are accounted for without regard to AXA Equitable's, or any other separate account's, operating results. We are the legal owner of all of the assets in the separate accounts and may withdraw any amounts we have in the separate accounts that exceed our reserves and other liabilities under variable annuity contracts.

The separate accounts that we call the Growth Equity, Small Cap Growth and Foreign Funds commenced operations in 1968, 1995 and 1992, respectively. The Small Cap Growth Fund, which was part of our Separate Account No. 3 (Pooled), was transferred on December 1, 1995 to Separate Account No. 200. Separate Account No. 206 has nine subaccounts that we call the Equity Income Fund and the Large Cap Growth Fund, both established in 1999; the Small Cap Value Fund and the U.S. Bond Fund, both established in 2002, the Equity Index Fund established in 1994, as well as the LifeStrategy Income Fund and the LifeStrategy Moderate Growth Fund, established in 2005. Because of exclusionary provisions, none of the investment funds is subject to regulation under the Investment Company Act of 1940.

The Foreign, Equity Index, Equity Income, Large Cap Growth, LifeStrategy Income, LifeStrategy Moderate Growth, Small Cap Growth, Small Cap Value and U.S. Bond funds are used exclusively in the ADA Program. The Growth Equity Fund is a "pooled" fund that is used to fund benefits under the ADA Program and other group annuity contracts, agreements, and tax-deferred retirement programs we administer.


CHANGES TO CERTAIN INVESTMENT OPTIONS

Effective April 29, 2005, the LifeCycle Fund -- Conservative and the LifeCycle Fund -- Moderate, the Group Trusts of which invested in underlying State Street Funds, were replaced by the LifeStrategy Income Fund and the LifeStrategy Moderate Growth Fund, which invest in shares of the Vanguard LifeStrategy Income Fund and the Vanguard LifeStrategy Moderate Growth Fund, respectively. In addition, the Equity Index Fund, which formerly invested in shares of the SSgA S&P 500 Index Fund, now invests in shares of the Vanguard Institutional Index Fund. The Vanguard Group is the investment manager of the Equity Index Fund, and the LifeStrategy Funds benefit from the investment advisory services provided to the underlying Vanguard funds in which they invest.

As of the effective date, all of the assets of each former LifeCycle Fund were reinvested in the corresponding LifeStrategy Fund, and all allocation elections to a LifeCycle Fund were considered allocations to the corresponding LifeStrategy Fund.


ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in the separate accounts, nor would any of these proceedings be likely to have a material adverse effect upon the separate accounts, our ability to meet our obligations under the Program, or the distribution of group annuity contract interests under the Program.


ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements listed below and incorporated in the SAI have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting:


                                                            More information  29

o The financial statements for Separate Account Nos. 4, 191, 200 and 206 as of December 31, 2004 and for each of the two years in the periods then ended.


o The financial statements for AXA Equitable as of December 31, 2004 and 2003 and for each of the three years in the periods then ended.


DISTRIBUTION OF THE CONTRACTS

AXA Equitable performs all marketing and service functions under the contract. No sales commissions are paid with respect to units of interest in any of the separate accounts available under the contract; however, incentive compensation is paid to AXA Equitable employees performing these functions, based upon sales and the amount of first year plan contributions, as discussed in the SAI. The offering of the units is continuous.


REPORTS WE PROVIDE AND AVAILABLE INFORMATION

We send reports annually to employers showing the aggregate Account Balances of all participants and information necessary to complete annual IRS filings.

As permitted by the SEC's rules, we omitted certain portions of the registration statement filed with the SEC from this prospectus and the SAI. You may obtain the omitted information by: (1) requesting a copy of the registration statement from the SEC's principal office in Washington, D.C., and paying prescribed fees, or (2) by accessing the EDGAR Database at the SEC's website at http://www.sec.gov.


ACCEPTANCE

The employer or plan sponsor, as the case may be: (1) is solely responsible for determining whether the Program is a suitable funding vehicle and (2) should carefully read the prospectus and other materials before entering into an Adoption Agreement.


30  More information

Appendix I -- Condensed financial information

--------------------------------------------------------------------------------

These selected per unit data and ratios for the years ended December 31, 1995 through December 31, 2004 have been derived from the financial statements audited by PricewaterhouseCoopers LLP, independent registered public accounting firm in their reports included in the SAI. For years prior to 1995, the condensed financial information was audited by other independent accountants. The financial statements of each of the Funds as well as the consolidated financial statements of AXA Equitable are contained in the SAI. Information is provided for the period that each Fund has been available under the Program, but not longer than ten years.

GROWTH EQUITY FUND: Separate Account No. 4 (Pooled)

-------------------------------------------------------------------------------------------------------------
                         Income and Expenses                               Capital Changes
              ----------------------------------------- -----------------------------------------------------
                                                             Net
                                                           Realized
                                                             And
                                                          Unrealized       Net       Net Asset     Net Asset
                                                            Gains       Increase     Value At      Value At
                                      Net Investment      (Losses) On   (Decrease)   Beginning      End Of
  Year Ended              Expenses      Income            Investments    In Unit     Of Period      Period
   Dec. 31,      Income  (Note A)       (Loss)            (Note B)       Value       (Note C)     (Note D)
-------------------------------------------------------------------------------------------------------------
    2004       $  1.45   $(3,43)      $(1.98)             $  46.54      $  44.56     $  302.18    $  346.74
    2003          1.21    (2.84)       (1.63)                80.05         78.42        223.76       302.18
    2002          1.05    (2.91)       (1.86)               (84.61)       (86.47)       310.23       223.76
    2001          1.52    (3.56)       (2.04)               (70.04)       (72.08)       382.31       310.23
    2000          1.84    (4.26)       (2.42)               (76.46)       (78.88)       461.19       382.31
    1999          2.08    (4.04)       (1.96)               119.97        118.01        343.18       461.19
    1998          1.84    (3.64)       (1.80)               ( 9.63)       (11.43)       354.61       343.18
    1997          1.77    (3.38)       (1.61)                75.28         73.67        280.94       354.61
    1996          1.56    (2.87)       (1.31)                42.22         40.91        240.03       280.94
    1995          2.10    (2.28)       ( .18)                57.14         56.96        183.07       240.03
-------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
                                             Operating Statistics
                           ---------------------------------------------------------
                                            Ratio of Net     Number Of
                             Ratio Of        Investment        Units
                             Operating         Income       Outstanding
                            Expenses To      (Loss) To       At End of    Portfolio
                            Average Net     Average Net       Period      Turnover
      Year Ended Dec. 31,     Assets          Assets        (In 000's)      Rate
-------------------------- ------------- ---------------- ------------ -------------
           2004               1.08%         (.62)%              818          60%
           2003               1.10          (.63)               827          51
           2002               1.12          (.72)               817          39
           2001               1.08          (.62)               899         132
           2000               1.04          (.59)               968          48
           1999               1.05          (.51)             1,060          72
           1998               1.05          (.52)             1,296          71
           1997               1.07          (.51)             1,386          62
           1996               1.10          (.50)             1,435         105
           1995               1.07          (.08)             1,456         108
------------------------------------------------------------------------------------

NOTES: See next page.


                               Appendix I -- Condensed financial information A-1

A. Enrollment, annual administration and actuarial and quarterly record maintenance and report fees are not included above and did not affect any unit values. Defined benefit plan A. annual administration and actuarial and quarterly record maintenance and report fees reduced the number of Fund units credited to participants; enrollment fees were generally deducted from contributions to the Program.

B. See Note 2 to Financial Statements of Separate Account No. 4 (Pooled), which may be found in the SAI.

C. The Program became available beginning on January 1, 1968. The value for a Growth Equity Fund unit was established at $10.00 on that date.

D. Income, expenses, gains and losses shown above pertain only to ADA participants' accumulations attributable to the Program. Other plans also participate in the Growth Equity Fund and may have operating results and other supplementary data different from those shown above.




FOREIGN FUND, EQUITY INDEX FUND, LARGE CAP GROWTH FUND, SMALL CAP GROWTH FUND, SMALL CAP VALUE FUND, U.S. BOND FUND:
SEPARATE ACCOUNT NOS. 200, 191 AND 206

Unit values and number of units outstanding for these Funds are shown below.

------------------------------------------------------------------------------------------------
                                                     For the years ending December 31,
                                        --------------------------------------------------------
                                        1995        1996        1997        1998        1999
------------------------------------------------------------------------------------------------
 FOREIGN FUND
------------------------------------------------------------------------------------------------
  Unit Value                            $ 14.31     $ 16.71     $ 17.69     $ 16.70     $  23.08
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    4,769        5,050       5,170       4,336        3,895
------------------------------------------------------------------------------------------------
 EQUITY INCOME FUND
------------------------------------------------------------------------------------------------
  Unit Value                                --          --          --          --      $   8.92
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          --          --          475
------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH FUND
------------------------------------------------------------------------------------------------
  Unit Value                                --          --          --          --      $  12.50
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          --          --          834
------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH FUND
------------------------------------------------------------------------------------------------
  Unit Value                            $ 42.62     $ 48.48     $ 58.07     $ 71.77     $ 106.99
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)    1,802        2,237       2,295       2,348        2,295
------------------------------------------------------------------------------------------------
 SMALL CAP VALUE FUND
------------------------------------------------------------------------------------------------
  Unit Value                                --          --          --          --           --
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          --          --           --
------------------------------------------------------------------------------------------------
 U.S. BOND FUND
------------------------------------------------------------------------------------------------
  Unit Value                                --          --          --          --           --
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          --          --           --
------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                                     For the years ending December 31,
                                         2000        2001        2002        2003        2004        Date
------------------------------------------------------------------------------------------------------------
 FOREIGN FUND                                                                                        3/2/92
------------------------------------------------------------------------------------------------------------
  Unit Value                            $ 22.07     $ 20.17     $ 18.28     $ 23.67     $ 27.76
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     3,661       3,404       3,418       3,391       3,485
-------------------------------------------------------------------------------------------------------------
 EQUITY INCOME FUND                                                                                  7/7/99
-------------------------------------------------------------------------------------------------------------
  Unit Value                            $  9.93     $  9.68     $  8.35     $ 10.49     $ 11.67
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       784       1,519       1,827       2,134        2.605
-------------------------------------------------------------------------------------------------------------
 LARGE CAP GROWTH FUND                                                                              10/25/99
-------------------------------------------------------------------------------------------------------------
  Unit Value                            $  9.43     $  4.76     $  2.77     $  3.43     $  4.00
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     3,901       4,664       4,948       5,557       7,462
-------------------------------------------------------------------------------------------------------------
 SMALL CAP GROWTH FUND                                                                              12/1/95
-------------------------------------------------------------------------------------------------------------
  Unit Value                            $ 79.26     $ 58.36     $ 37.38     $ 48.91     $ 55.26
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)     2,673       2,542       2,423       2,537       2,541
-------------------------------------------------------------------------------------------------------------
 SMALL CAP VALUE FUND                                                                               7/22/02
-------------------------------------------------------------------------------------------------------------
  Unit Value                                --          --      $ 10.23     $ 14.99     $ 17.85
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          207       1,235       2,016
-------------------------------------------------------------------------------------------------------------
 U.S. BOND FUND                                                                                     7/22/02
-------------------------------------------------------------------------------------------------------------
  Unit Value                                --          --      $ 10.53     $ 11.22     $ 11.68
------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)       --          --          566       1,073       1,567
-------------------------------------------------------------------------------------------------------------

A-2 Appendix I -- Condensed financial information

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
The Program                                                                  2
Types of benefits                                                            4
Provisions of the Plans                                                      5
Investment restrictions applicable to the Growth Equity Fund                 8
Portfolio holdings policy for the Pooled Separate Account                    8
Growth Equity Fund transactions                                              9
Investment Management fee                                                    9
Portfolio manager(s) information (Growth Equity Fund)                       10
Investment professional conflict of interest                                10
Alliance's compensation program                                             11
Distribution of the contracts                                               11
Our management                                                              12
Financial statements                                                     FSA-1


CLIP AND MAIL TO US TO RECEIVE A STATEMENT OF ADDITIONAL INFORMATION

To: AXA Equitable Life Insurance Company
 Box 2486 G.P.O.
 New York, NY 10116

-------------------------------------------------------------------------------

Please send me a copy of the Statement of Additional Information for the American Dental Association Members Retirement Program Prospectus dated May 1, 2005.


--------------------------------------------------------------------------------
Name:


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Address:


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